                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF MAY 15, 1996

                                  BY AND AMONG

                                  COMPUSA INC.,

                             SNOWSTORM MERGER CORP.,

                                       AND

                               PCs COMPLEAT, INC.

                                TABLE OF CONTENTS

                                                                        Page


ARTICLE I.  THE MERGER; EFFECT OF MERGER...................................1

   Section 1.1.  The Merger............................................... 1
   Section 1.2.  Effective Time of the Merger..............................1
   Section 1.3.  Effects of Merger.........................................2

ARTICLE II.  THE SURVIVING CORPORATION.....................................2

   Section 2.1.  Certificate of Incorporation..............................2
   Section 2.2.  By-Laws...................................................2
   Section 2.3.  Officers and Directors....................................2

ARTICLE III.  CONVERSION OF SHARES AND  EXCHANGE OF STOCK OPTIONS..........3

   Section 3.1.  Conversion of Shares......................................3
   Section 3.2.  Appraisal Rights..........................................4
   Section 3.3.  Holdback Shares...........................................5
   Section 3.4.  CompUSA to Make Certificates Available....................5
   Section 3.5.  Dividends; Transfer Taxes.................................6
   Section 3.6.  No Fractional Securities..................................7
   Section 3.7.  Exchange of Company Stock Options.........................7
   Section 3.8.  Closing of Company Transfer Books.........................8
   Section 3.9.  Company Stockholder and Board Approval....................8
   Section 3.10. Legends and Transfer Restrictions.........................8
   Section 3.11. Tax Treatment.............................................9
   Section 3.12. Exemptions from Registration and Qualification............9
   Section 3.13. Registration Rights.......................................9
   Section 3.14. Exchange of Company Warrants.............................10

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY................10

   Section 4.1.  Execution and Delivery...................................11
   Section 4.2.  Consents and Approvals...................................11
   Section 4.3.  No Breach................................................12
   Section 4.4.  Organization, Standing and Authority.....................12
   Section 4.5.  Capitalization of the Company............................12
   Section 4.6.  Options and Other Stock Rights...........................13
   Section 4.7.  No Subsidiaries..........................................13
   Section 4.8.  Certificate of Incorporation and By-Laws.................13
   Section 4.9.  Financial Statements.....................................14
   Section 4.10.  Liabilities.............................................14
   Section 4.11.  No Material Adverse Change..............................14
   Section 4.12.  Compliance with Laws....................................14
   Section 4.13.  Permits.................................................15
   Section 4.14.  Actions and Proceedings.................................15
   Section 4.15.  Contracts and Other Agreements..........................15
   Section 4.16.  Real Estate.............................................18
   Section 4.17.  Intellectual Property...................................20
   Section 4.18.  Receivables ............................................21
   Section 4.19.  Banking ................................................21
   Section 4.20.  Liens ..................................................21

   Section 4.21.  Employee Benefit Plans..................................21
   Section 4.22.  Employee Relations......................................24
   Section 4.23.  Insurance ..............................................24
   Section 4.24.  Officers, Directors, Employees, Consultants.............25
   Section 4.25.  Operations of the Company...............................25
   Section 4.26.  Brokerage ..............................................27
   Section 4.27.  Powers of Attorney; Guarantees..........................27
   Section 4.28.  Taxes ..................................................27
   Section 4.29.  Execution and Validity of Employment Agreements.........29
   Section 4.30.  Environmental Laws......................................29
   Section 4.31.  Inventory ..............................................31
   Section 4.32.  Accounting Matters......................................31
   Section 4.33.  Company Action..........................................31

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF COMPUSA AND SUB.............31

   Section 5.1.  Execution and Delivery...................................32
   Section 5.2.  Consents and Approvals...................................32
   Section 5.3.  No Breach ...............................................33
   Section 5.4.  SEC Documents ...........................................33
   Section 5.5.  Shares of CompUSA Common Stock...........................34
   Section 5.6.  Organization, Standing and Authority of CompUSA and Sub..34
   Section 5.7.  Capitalization ..........................................34
   Section 5.8.  Brokerage ...............................................34
   Section 5.9.  Sub Action ..............................................35
   Section 5.10.  No Material Adverse Change..............................35

ARTICLE VI.  COVENANTS AND AGREEMENTS.....................................35

   Section 6.1.  Conduct of Business......................................35
   Section 6.2.  Preservation of Permits and Services.....................35
   Section 6.3.  Litigation Involving the Company.........................35
   Section 6.4.  Continued Effectiveness of Representations
                 and Warranties of the Parties............................36
   Section 6.5.  Corporate Examinations and Investigations................37
   Section 6.6.  Acquisition Proposals....................................37
   Section 6.7.  No Shopping .............................................37
   Section 6.8.  CompUSA and Sub Approvals................................38
   Section 6.9.  Company Approvals........................................38
   Section 6.10. Expenses; Termination of Engagement Letter...............38
   Section 6.11. Further Assurances.......................................39
   Section 6.12. Hart-Scott-Rodino........................................39
   Section 6.13. Execution of Employment Agreements.......................39
   Section 6.14. Compliance with Legal Requirements.......................40
   Section 6.15. Indemnification of Company Officers and Directors........40

ARTICLE VII.  CONDITIONS PRECEDENT TO THE OBLIGATION OF
              COMPUSA AND SUB TO EFFECT THE MERGER........................40

   Section 7.1.  Representations and Covenants............................41
   Section 7.2.  Required Consents........................................41
   Section 7.3.  Company Stockholder Approval.............................41
   Section 7.4.  Opinions of Counsel to the Company.......................41

   Section 7.5.  Litigation ..............................................41
   Section 7.6.  Absence of Material Adverse Changes......................42
   Section 7.7.  Receipt of Agreements....................................42
   Section 7.8.  Accountant's Letter......................................42
   Section 7.9.  Hart-Scott-Rodino........................................42
   Section 7.10. Dissenting Shares........................................42
   Section 7.11. Closing Conditions.......................................43
   Section 7.12. Compliance with the Securities Act.......................43
   Section 7.13. Tax Opinion .............................................43
   Section 7.14. Listing of Shares........................................43

ARTICLE VIII.  CONDITIONS PRECEDENT TO THE OBLIGATION OF THE
               COMPANY TO EFFECT THE MERGER...............................43

   Section 8.1.  Representations and Covenants............................43
   Section 8.2.  Company Stockholder Approval.............................44
   Section 8.3.  Absence of Material Adverse Changes......................44
   Section 8.4.  Litigation ..............................................44
   Section 8.5.  Hart-Scott-Rodino........................................44
   Section 8.6.  Opinion of Counsel to CompUSA............................44
   Section 8.7.  Compliance with the Securities Act.......................44
   Section 8.8.  Tax Opinion .............................................45
   Section 8.9.  Accountant's Letter......................................45
   Section 8.10. Closing Conditions.......................................45
   Section 8.11. Listing of Shares........................................45

ARTICLE IX.  CLOSING .....................................................45


ARTICLE X.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
            INDEMNIFICATION...............................................45

   Section 10.1. Survival of Representations and Warranties...............45
   Section 10.2. Indemnification by Company Stockholders..................46

ARTICLE XI.  TERMINATION OF AGREEMENT.....................................46

   Section 11.1. Termination .............................................46
   Section 11.2. Effect of Termination....................................47
   Section 11.3. Termination Fee 47

ARTICLE XII.  DEFINITIONS ................................................47

   Section 12.1.  Definitions ............................................47

ARTICLE XIII.  MISCELLANEOUS..............................................54

   Section 13.1.  Publicity ..............................................54
   Section 13.2.  Notices ................................................55
   Section 13.3.  Entire Agreement........................................55
   Section 13.4.  Waivers and Amendments; Non Contractual Remedies;
                  Preservation of Remedies; Liability......................56
   Section 13.5.  GOVERNING LAW ...........................................56
   Section 13.6.  Binding Effect; No Assignment............................56
   Section 13.7.  Third Party Beneficiaries................................57
   Section 13.8.  Counterparts ............................................57
   Section 13.9.  Exhibits, Schedules and Annexes..........................57
   Section 13.10. Headings ................................................57
   Section 13.11. Submission to Jurisdiction; Venue........................57

   Section 13.12.  Severability............................................57

                                     ANNEXES


Annex I      Rights and Obligations with respect to Registrable Securities


                                  EXHIBIT INDEX




Exhibit A    Form of Holdback Escrow Agreement

Exhibit B    Form of Company Stockholder Investment Letter

Exhibit C    Forms of Employment Agreements entered into by
                each of the Named Executives

Exhibit D    Form of Opinion of Hale and Dorr as Counsel to the Company

Exhibit E    Form of Opinion of Willkie Farr & Gallagher as Counsel to CompUSA

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


                  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 15, 1996, is made by and among CompUSA Inc., a Delaware corporation ("CompUSA"), Snowstorm Merger Corp., a Delaware corporation and a wholly owned subsidiary of CompUSA ("Sub"), and PCs Compleat, Inc., a Delaware corporation (the "Company").
Certain terms used in this Agreement are defined in Article XII.

                              W I T N E S S E T H:

                  WHEREAS, CompUSA and Sub desire to effect a business combination by means of the merger of Sub with and into the Company;

                  WHEREAS, the Board of Directors of CompUSA and Sub and the stockholder of Sub and the Board of Directors of the Company have approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein;

                  WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests".

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                          The Merger; Effect of Merger
                          ----------------------------

                  Section 1.1. The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law, as amended, and any rules and regulations thereunder (the "Delaware Corporation Law"), Sub shall be merged with and into the Company and the separate existence of Sub shall thereupon cease. The name of the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), shall by virtue of the Merger remain unchanged and the Certificate of Incorporation of Sub, other than such Article relating to the company name of Sub and such Article relating to the identity of the incorporator of Sub, shall be the Certificate of Incorporation of the Surviving Corporation.

                  Section 1.2. Effective Time of the Merger. The Merger shall become effective at such time as a properly executed Certificate of Merger is duly filed with the Secretary of State of Delaware, which filing shall be made as soon as practicable following fulfillment or waiver of the conditions set forth in Articles VII and VIII hereof or such later time as is specified in such filing (the "Effective Time").

                  Section 1.3.  Effects of Merger.

                  (a) The Merger shall have the effects set forth in Section 259 of the Delaware Corporation Law.

                  (b) By virtue of the approval of the Merger by the holders of the capital stock of the Company, the holders of any capital stock of the Company or Company Warrants immediately prior to the Effective Time (collectively, the "Company Stockholders" or individually, a "Company Stockholder"), whether or not such stockholder voted in favor of or executed a written consent for the Merger, shall be deemed to have approved the terms and conditions of this Merger Agreement, including, but not limited to, (i) Section
3.3 and Article X of this Agreement, and the terms of the Holdback Escrow Agreement, which provide for the escrow of the Escrow Holdback Shares, the appointment of the Indemnification Representative (as defined in the Holdback Escrow Agreement) and the indemnification obligations of the Company Stockholders thereunder, (ii) the transfer restrictions with respect to the CompUSA Common Stock issued pursuant to the Merger set forth in Section 3.10 of this Agreement and (iii) the rights and obligations with respect to Registrable Securities (as defined in and further described in Annex I hereto).

                                   ARTICLE II.

                            The Surviving Corporation
                            -------------------------

                  Section 2.1. Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be amended so as to be identical to the Certificate of Incorporation of Sub, other than such Article relating to the company name of Sub and such Article relating to the identity of the incorporator of Sub, after the Effective Time, and thereafter may be amended in accordance with its terms and as provided by the Delaware Corporation Law.

                  Section 2.2. By-Laws. After the Effective Time, the by-laws of the Surviving Corporation shall be amended so as to be identical to the by-laws of Sub as in effect at the Effective Time, and thereafter may be amended in accordance with its terms and as provided by the Delaware Corporation Law.

                  Section 2.3. Officers and Directors. The officers of the Company and the directors of Sub immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation after the Effective Time, in each case until their respective successors are duly elected and qualified.

                                  ARTICLE III.

                            Conversion of Shares and
                            Exchange of Stock Options
                            -------------------------

                  Section 3.1.  Conversion of Shares.

                  (a) Subject to Sections 3.2 and 3.3 hereof, at the Effective Time, by virtue of the Merger and without any action on the part of any Company
Stockholder:

                  (1) Conversion of Company Common Stock. Each outstanding share of Company Common Stock shall be converted into that number of fully paid and nonassessable shares of CompUSA Common Stock (or fraction thereof) equal to the quotient obtained by dividing (x)(A) $110,000,000 minus the aggregate amount of Excess Expenses (as defined below) divided by (B) the CompUSA Market Price Per Share by (y) the number of Fully Diluted Company Shares outstanding immediately prior to the Effective Time (such ratio, the "Exchange Ratio"). If between the date hereof and the Effective Time, the outstanding shares of CompUSA Common Stock shall be changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, the Exchange Ratio shall be correspondingly adjusted. "Excess Expenses" means the amount by which the Transaction Expenses (as defined in Section 6.10) of the Company exceed $1,500,000. The Company shall deliver to CompUSA at least one day prior to Closing a statement showing the actual and estimated Transaction Expenses incurred or to be incurred by the Company, which shall be the basis of the computation of Excess Expenses.

                  (2) Conversion of Company Series A Preferred Stock. Each outstanding share of Company Series A Preferred Stock (including all rights, if any, to accrued and unpaid dividends thereon through the Effective Time) shall be converted into that number of fully paid and nonassessable shares of CompUSA Common Stock (or fraction thereof) determined by multiplying the Exchange Ratio by the number of shares of Company Common Stock into which such share of Company Series A Preferred Stock may be converted immediately prior to the Effective Time under the terms of the Company's Certificate of Incorporation applicable to the Company Series A Preferred Stock.

                  (3) Conversion of Company Series B Preferred Stock. Each outstanding share of Company Series B Preferred Stock (including all rights, if any, to accrued and unpaid dividends thereon through the Effective Time) shall be converted into that number of fully paid and nonassessable shares of CompUSA Common Stock (or fraction thereof) determined by multiplying the Exchange Ratio by the number of shares of Company Common Stock into which such share of Company Series B Preferred Stock may be converted immediately prior to the Effective Time under the terms of the Company's Certificate of Incorporation applicable to the Company Series B Preferred Stock.

                  (4) Conversion of Company Series C Preferred Stock. Each outstanding share of Company Series C Preferred Stock (including all rights, if any, to accrued and unpaid dividends thereon through the Effective Time) shall be converted into that number of fully paid and nonassessable shares of CompUSA Common Stock (or fraction thereof) determined by multiplying the Exchange Ratio by the number of shares of Company Common Stock into which such share of Company Series C Preferred Stock may be converted immediately prior to the Effective Time under the terms of the Company's Certificate of Incorporation applicable to the Company Series C Preferred Stock.

                  (5) Cancellation of Company Treasury Stock. All shares of Company Common Stock or Company Preferred Stock which are held in the treasury of the Company shall be canceled and shall cease to exist.

                  (b) Each issued and outstanding share of capital stock of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

                  Section 3.2. Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, but only in the circumstances and to the extent provided by the Delaware Corporation Law, shares of Company Common Stock and Company Preferred Stock that are outstanding immediately prior to the Effective Time and that are held by Company Stockholders who were entitled to but did not vote such shares in favor of the Merger (or who did not provide written consent to the Merger if approval was effected through written consent) and who shall have properly and timely delivered to the Company a written demand for appraisal of its shares of Company Common Stock or Company Preferred Stock in accordance with Section 262 of the Delaware Corporation Law ("Dissenting Shares") shall not be converted into the right to receive, or be exchangeable for, shares of CompUSA Common Stock. Instead, the holders thereof shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262 of the Delaware Corporation Law; provided, however, that (i) if any holder of Dissenting Shares shall subsequently withdraw his demand for payment of the fair value of such Dissenting Shares or (ii) if any holder fails to establish and perfect his entitlement to the relief provided in Section 262 of the Delaware Corporation Law, the rights and obligations of such holder to receive such fair value shall terminate, and such Dissenting Shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, shares of CompUSA Common Stock in accordance with Section 3.1(a) hereof. The Company shall give CompUSA prompt notice of any demands received by the Company for appraisal of Dissenting Shares, and CompUSA shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company will not make any payment with respect to, or settle or offer to settle, the demands of any Dissenting Shares without the consent of CompUSA. The Company shall comply with the notice provisions of Section 262 of the Delaware Corporation Law. Section
3.3. Holdback Shares.

                  (a) At the Effective Time, shares of CompUSA Common Stock constituting ten percent (10%) of the total number of shares of CompUSA Common Stock issuable in the Merger pursuant to Sections 3.1 and 3.14 hereof (the "Escrow Holdback Shares") shall be deposited in escrow with an escrow agent appointed by CompUSA prior to the Closing and reasonably acceptable to the Company (the "Holdback Escrow Agent"), to be held and administered in accordance with the terms and conditions of a Holdback Escrow Agreement, in the form attached hereto as Exhibit A (the "Holdback Escrow Agreement"), against which Escrow Holdback Shares, CompUSA or Sub shall be entitled, in accordance with the terms of the Holdback Escrow Agreement, to recover Damages (as defined in the Holdback Escrow Agreement) that may be suffered by CompUSA or Sub and that are indemnifiable under Section 10.2 (an "Escrow Claim Event").

                  (b) Escrow Claim Events shall be made, and may be disputed, in accordance with the terms and conditions of the Holdback Escrow Agreement. Upon a final determination as to the agreed amount of the claim as provided in the Holdback Escrow Agreement, the number of Escrow Holdback Shares shall be released to CompUSA to satisfy such claims as determined in accordance with the terms of the Holdback Escrow Agreement. Upon termination of the escrow, all shares of CompUSA Common Stock remaining in escrow shall be released to the persons who immediately prior to the Effective Time were holders of shares of Company Common Stock and/or Company Preferred Stock in accordance with the terms of the Holdback Escrow Agreement.

                  Section 3.4.  CompUSA to Make Certificates Available.

                  (a) Prior to the Closing, CompUSA shall select a person or persons to act as exchange agent for the Merger (the "Exchange Agent"), which person or persons shall be reasonably acceptable to the Company. On the Closing Date, CompUSA shall deliver to the Exchange Agent, in trust for the benefit of the Company Stockholders (other than Company Stockholders who hold Dissenting Shares), a stock certificate (issued in the name of the Exchange Agent or its nominee) representing the Share Consideration (other than the Escrow Holdback Shares). As soon as reasonably practicable after the Effective Time but in no event more than five Business Days after the Effective Time, CompUSA shall cause the Exchange Agent to send a notice and a transmittal form to each Company Stockholder advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent for cancellation such holder's certificates representing Company Common Stock, Company Preferred Stock and/or Company Warrants ("Certificates") in exchange for the Share Consideration. Each Company Stockholder will be entitled to receive, upon surrender to the Exchange Agent for cancellation of one or more Certificates and compliance with Section 3.10(b) hereof, certificates representing the number of shares of CompUSA Common Stock into which such shares are converted in the Merger (less the number of the shares of CompUSA Common Stock constituting the Escrow Holdback Shares), without consideration of fractional shares as provided in Section 3.6. CompUSA Common Stock into which Company Common Stock, Company Preferred Stock or Company Warrants shall be converted in the Merger or, in the case of Company Warrants, exchanged pursuant to Section 3.14 shall be deemed to have been issued at the Effective Time (the "Share Consideration").

                  (b) Any Company Stockholder who has not exchanged his Certificates for CompUSA Common Stock in accordance with subsection (a) within six months after the Effective Time shall have no further claim upon the Exchange Agent, and shall thereafter look only to CompUSA and the Surviving Corporation for payment in respect of his shares of Company Common Stock or Company Preferred Stock. Until so surrendered, Certificates shall represent solely the right to receive the Share Consideration. If any Certificates entitled to payment pursuant to Section 3.1 shall not have been surrendered for such payment prior to such date on which any payment in respect thereof would otherwise escheat to or become the property of any Governmental Entity, the shares of Company Common Stock or Company Preferred Stock represented thereby shall, to the extent permitted by applicable law, be deemed to be canceled and no money or other property will be due to the holder thereof.

                  Section 3.5. Dividends; Transfer Taxes. No Distributions that are declared or made with respect to CompUSA Common Stock will be paid to persons entitled to receive certificates representing CompUSA Common Stock pursuant to this Agreement until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the certificates representing such CompUSA Common Stock shall be issued Distributions which shall have become payable with respect to such CompUSA Common Stock in respect of a record date after the Effective Time. In no event shall the person entitled to receive such Distributions be entitled to receive interest on such Distributions. In the event that any certificates for any shares of CompUSA Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it shall be a condition of such exchange that the Certificate or Certificates so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of CompUSA Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock or Company Preferred Stock or any Company Warrants for any shares of CompUSA Common Stock or dividends thereon delivered to a public official pursuant to any applicable escheat laws.

                  Section 3.6. No Fractional Securities. Notwithstanding any other provision of this Agreement, no certificates or scrip for shares of common stock representing less than one share of CompUSA Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article III and no Distribution that is declared or made with respect to CompUSA Common Stock, stock split or interest shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. Each holder of shares of Company Common Stock or Company Preferred Stock or of any Company Warrant exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of CompUSA Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of CompUSA Common Stock multiplied by the CompUSA Market Price Per Share.

                  Section 3.7.  Assumption and Conversion of Company Stock
Options.   Prior to the Effective Time, the Board
of Directors of the Company shall elect under the Company's 1991 Stock Option Plan to provide that, as of the Effective Time, each issued and outstanding Company Stock Option shall be assumed by CompUSA and converted without any action on the part of the holder thereof into an option (a "New CompUSA Stock Option") to purchase CompUSA Common Stock (which shall be an incentive stock option, to the maximum extent permissible under Sections 422 and 424 of the
Code), exercisable for CompUSA Common Stock based on the Exchange Ratio (rounded down to the nearest whole share), with a proportional adjustment of the exercise price (rounded up to the nearest whole cent) of the new option so that the excess of the aggregate fair market value of the shares subject to each New CompUSA Stock Option immediately after such exchange over the aggregate exercise price of such new option is not more than the excess of the fair market value of the shares subject to the Company Stock Option immediately before such exchange over the aggregate exercise price of such Company Stock Option, as required by
Section 424(a)(1) of the Code. CompUSA shall carry forward the vesting requirements under the Company Stock Options into the New CompUSA Stock Options, and the holders of New CompUSA Stock Options will not be given any additional benefits which such holders did not have under the Company Stock Options, as required by Section 424(a)(2) of the Code. The Company shall not amend or modify any provision of the Company's 1991 Stock Option Plan or the terms of any Company Stock Options granted thereunder. From the date hereof to the Effective Time, the Company (i) shall make no further grants under the Company's 1991 Stock Option Plan (or grant any other options), except for grants of the remaining ungranted Company Stock Options under the Company's 1991 Stock Option Plan, as in effect on the date hereof, to employees of the Company other than the Named Executives and (ii) shall not accelerate or alter the vesting requirements for any outstanding Company Stock Options. As soon as reasonably practicable after the Effective Time, CompUSA shall deliver a letter to each holder of a Company Stock Option not exercised prior to the Effective Time evidencing CompUSA's assumption of such option and the right of the option holder to purchase the number of shares of CompUSA Common Stock as determined under this Section 3.7 and Section 3.1. After the Effective Time, the Company's 1991 Stock Option Plan shall be continued in effect pursuant to its terms by CompUSA subject to amendment, modification or termination as provided therein, except that the Company's 1991 Stock Option Plan as so continued shall relate only to the issuance of CompUSA Common Stock pursuant to New CompUSA Stock Options as provided in this Section 3.7.

                  Section 3.8. Closing of Company Transfer Books. Immediately prior to the Effective Time, the Company Common Stock and Company Preferred Stock transfer books shall be closed and no transfer of Company Common Stock or Company Preferred Stock shall thereafter be made.

                  Section 3.9. Company Stockholder and Board Approval. The Company shall take all action necessary, in accordance with applicable law and its Certificate of Incorporation and By-Laws, to convene a special meeting of the holders of Company Common Stock and Company Preferred Stock or, in lieu of a meeting, to have action taken by written consent (the "Company Meeting"), as promptly as practicable for the purpose of considering and taking action upon this Agreement. The Board of Directors of the Company has approved the Merger and adopted this Agreement and recommended that holders of Company Common Stock and Company Preferred Stock vote in favor of and approve the Merger and the adoption of this Agreement at the Company Meeting.

                  Section 3.10.  Legends and Transfer Restrictions.

                  (a) The CompUSA Common Stock issued pursuant to the Merger shall be subject to restrictions on transfer and each certificate representing such shares of CompUSA Common Stock may contain one or more of the following legends:

                           (1) "The shares represented by this certificate have
                   not been registered under the Securities Act of 1933, as amended, and may not be offered, sold, pledged, hypothecated, exchanged, transferred or otherwise disposed of unless (A) registered under such Act and any applicable state securities and "blue sky" laws or (B) an opinion of counsel satisfactory to CompUSA and its counsel that such registration is not necessary has been delivered to CompUSA."

                           (2) Any legend required by the securities or blue sky
                   laws of any state where a Stockholder resides, including any legend necessitated by any other agreement to which such Company Stockholder is or may become a party arising out of this Agreement.

                  (b) As a condition to receiving certificates evidencing shares of CompUSA Common Stock to be issued in the Merger, each Company Stockholder shall have completed and delivered to CompUSA an investment letter in the form attached hereto as Exhibit B (the "Investment Letter"), and shall have responded to reasonable inquiries, if any, from counsel to CompUSA with respect to the completeness and accuracy of the information contained in the Investment Letter.

                  (c) The holder of any shares of CompUSA Common Stock, by acceptance thereof, agrees, so long as the legend described in this Section 3.10 shall remain on the certificate evidencing such shares, prior to any transfer

(including any pledge, sale, assignment, hypothecation, gift or other transfer) of any of the same, to comply in all respects with the legend requirements of this Section 3.10. Each certificate evidencing the shares issued upon any such transfer shall bear the same legends as set forth in this Section 3.10 unless, immediately following such transfer, such shares are no longer subject to restriction on transfer under any applicable agreement or under applicable federal or state securities laws.

                  Section 3.11. Tax Treatment. The Merger is intended to constitute a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code and CompUSA and the Company shall not report the transaction on any tax return in a manner or take any action inconsistent therewith.

                  Section 3.12. Exemptions from Registration and Qualification. The shares of CompUSA Common Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act by reason of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, and will be exempt from registration or qualification under state securities and "blue sky" laws.

                  Section 3.13. Registration Rights. The holders of shares of CompUSA Common Stock issued pursuant to Section 3.1 shall have, subject to compliance with the obligations contained therein, the registration rights set forth in Annex I hereto.

                  Section 3.14. Exchange of Company Warrants. At the Effective Time, each issued and outstanding Company Warrant shall be exchanged for that number of fully paid and nonassessable shares of CompUSA Common Stock (or fraction thereof) determined by multiplying (A) the total number of shares of Company Common Stock issuable upon the conversion (immediately prior to the Effective Time under the terms of the Company's Certificate of Incorporation applicable to such Preferred Stock) of all the shares of Company Series A Preferred Stock or Company Series B Preferred Stock, as applicable, that could be purchased immediately prior to the Effective Time upon exercise of such Company Warrant (to the extent not previously exercised) times (B) the Warrant Exchange Ratio.

                  The "Warrant Exchange Ratio" shall be determined as follows:

Warrant Exchange Ratio = Exchange Ratio times (A-B)/A; where

         A = CompUSA Market Price Per Share times Exchange Ratio; and B = Warrant Purchase Price Per Common Share.

The "Warrant Purchase Price Per Common Share" means the purchase price payable upon exercise of the Company Warrant for one share of Company Series A Preferred Stock or Company Series B Preferred Stock, as applicable, divided by the number of shares of Company Common Stock issuable upon conversion of one share of Company Series A Preferred Stock or Company Series B Preferred Stock, as applicable, immediately prior to the Effective Time pursuant to the provisions of the Company's Certificate of Incorporation applicable to such Preferred Stock.

                  For purposes of illustration, an outstanding and unexercised Company Warrant to purchase 10,000 shares of Company Series A Preferred Stock at a purchase price of $2.00 per share would, assuming an Exchange Ratio of 0.200 shares of CompUSA Common Stock per share of Company Common Stock, a CompUSA Market Price Per Share of $35.00 and a conversion ratio of Company Series A Preferred to Company Common Stock of 1:1, result in a Warrant Exchange Ratio of
0.1428571 (calculated by multiplying 0.200 x [(35 x 0.200) - 2/(35 x 0.2000)]).
The number of shares of CompUSA Common Stock issuable upon exchange of such Company Warrant in full would be 1428.571 shares (calculated by multiplying 10,000 shares by 0.1428571).

                                   ARTICLE IV.

                  Representations and Warranties of the Company
                  ---------------------------------------------

                  The Company represents and warrants to CompUSA and Sub that, except as set forth in the disclosure schedule attached hereto (the "Company Disclosure Schedule"), which Company Disclosure Schedule shall be initialed by the parties and shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV:

                  Section 4.1. Execution and Delivery. The Company has the corporate power and authority to enter into this Agreement and each agreement, document or instrument contemplated hereby or to be executed in connection herewith to which the Company is a party (the "Company Documents") and, subject to approval of this Agreement by the holders of the Company Common Stock and Company Preferred Stock, to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Company Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Company's Board of Directors. This Agreement constitutes the valid and binding obligation of the Company and the Company Documents, when executed and delivered, will constitute the valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Except for the approval of the holders of (i) a majority of the outstanding Company Common Stock and Company Preferred Stock, voting as a single class, (ii) a majority of the outstanding Company Series A Preferred Stock, voting as a separate class, and (iii) 80% of the outstanding Company Preferred Stock, voting as a single class, no other corporate proceedings on the part of the Company are necessary after the date of this Agreement to authorize this Agreement and the Company Documents and the transactions contemplated hereby and thereby.

                  Section 4.2. Consents and Approvals. The execution and delivery by the Company of this Agreement and the Company Documents, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby, as the case may be, do not require the Company to obtain any consent, approval or action of, or make any filing or registration with, or give any notice to, any person or any Governmental Entity, other than (i) in connection, or in compliance, with the provisions of the H-S-R Act, which will be duly obtained or made, as the case may be, on or prior to the Closing, and will be in full force and effect on the Closing Date, (ii) in the case of the performance by the Company of its obligations hereunder and under the Company Documents and the consummation by the Company of the transactions contemplated hereby and by the Company Documents, the approval of the holders of the Company Common Stock and Company Preferred Stock by the vote specified in Section 4.1 and (iii) the filing of the Certificate of Merger with the Secretary of State of Delaware.

                  Section 4.3. No Breach. The execution, delivery and performance by the Company of this Agreement and the Company Documents and the consummation by the Company of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof will not (i) violate any provision of the Certificate of Incorporation or by-laws of the Company; (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract or other agreement or instrument to which the Company is a party or by or to which the assets or properties of the Company may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any Governmental Entity against, or binding upon, or any agreement with, or condition imposed by, any Governmental

Entity, binding upon the Company, or upon the securities, assets or business of the Company; (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Company, or to the securities, assets or business of the Company; (v) result in the creation or imposition of any lien or other encumbrance or the acceleration of any indebtedness or other obligation of the Company; or (vi) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause a violation of, any Permit of the Company; except in the case of (ii) through (vi) above, for violations, conflicts, breaches, defaults, modifications, impairments, liens or other encumbrances that would not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, financial condition or results of operations of the Company, or adversely affect the consummation of the transactions contemplated hereby (a "Company Material Adverse Effect").

                  Section 4.4. Organization, Standing and Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of such activities make such qualification necessary, except where the failure to so qualify would not, individually or in the aggregate, have a Company Material Adverse Effect. All such jurisdictions are set forth on Section
4.4 of the Company Disclosure Schedule.

                  Section 4.5. Capitalization of the Company. The authorized capital stock of the Company consists of 15,793,655 shares of Company Common Stock, 6,375,000 shares of Company Series A Preferred Stock, 1,750,000 shares of Company Series B Preferred Stock and 3,411,863 shares of Company Series C Preferred Stock. As of the date of this Agreement there were outstanding 2,522,250 shares of Company Common Stock, 6,000,000 shares of Company Series A Preferred Stock, 1,500,000 shares of Company Series B Preferred Stock and 3,411,863 shares of Company Series C Preferred Stock. Section 4.5 of the Company Disclosure Schedule sets forth a true and complete list of the holders of all
(i) outstanding shares of Company Common Stock, (ii) outstanding shares of Company Preferred Stock, (iii) outstanding Company Stock Options and (iv) outstanding Company Warrants, showing as to each such holder the number of shares of Company Common Stock, Company Preferred Stock by series, Company Stock Options and/or Company Warrants so held, such holder's mailing address and in the case of Company Stock Options and Company Warrants, the vesting schedule and exercise price of all such Options and Company Warrants. All outstanding shares of Company Common Stock and Company Preferred Stock are duly authorized and are validly issued, fully paid and nonassessable and free of preemptive rights.

                  Section 4.6. Options and Other Stock Rights. Except for (i) Company Stock Options to acquire 1,720,634 shares of the Company Common Stock,
(ii) Company Warrants exercisable for 375,000 shares of Company Series A Preferred Stock, (iii) Company Warrants exercisable for 250,000 shares of Company Series B Preferred Stock, and (iv) the Company Preferred Stock, there is no (1) outstanding option, warrant, call, unsatisfied preemptive right or other agreement of any kind to purchase or otherwise to receive from the Company any of the outstanding, authorized but unissued, unauthorized or treasury shares of Company Common Stock, Company Preferred Stock or any other security of the Company, (2) outstanding security of any kind convertible into any security of the Company, and (3) outstanding contract or other agreement to purchase, redeem or otherwise acquire any outstanding shares of Company Common Stock, Company Preferred Stock or any other security of the Company. Section 4.6 of the Company Disclosure Schedule sets forth a list of all grants of Company Stock Options since December 31, 1995.

                  Section 4.7. No Subsidiaries. The Company does not have any direct or indirect Subsidiaries, and has not made any advances to or investments in, and does not own any securities of or other interests in, any other person.

                  Section 4.8. Certificate of Incorporation and By-Laws. The Company has heretofore delivered to CompUSA true and complete copies of the Certificate of Incorporation and by-laws of the Company, as well as the minute books of the Company, all as in effect on the date hereof. The minute books of the Company reflect in all material respects all actions taken at all meetings and consents in lieu of meetings of stockholders, and all actions taken at all meetings and consents in lieu of meetings of the Company's Board of Directors and all committees thereof.

                  Section 4.9. Financial Statements. The Company has furnished to CompUSA true and complete copies of its audited financial statements as of and for the years ended December 31, 1993, 1994 and 1995 (the "Audited Financial Statements"). The Company has also previously furnished to CompUSA true and complete copies of its unaudited balance sheet as of March 31, 1996 and the related statements of income and statements of cash flows for the 3-month period then ended (collectively, the "Current Financial Statements"). The Audited Financial Statements and the Current Financial Statements are sometimes referred to herein as the "Financial Statements." The Financial Statements present fairly, in all material respects, the financial condition of the Company at, and the results of its operations for, each of the periods then ended and were prepared in conformity with GAAP applied on a consistent basis, except as otherwise disclosed therein or as set forth on Section 4.9 of the Company Disclosure Schedule and subject, in the case of the Current Financial Statements, to normal year-end adjustments, the absence of footnote disclosures, and any other adjustments described therein.

                  Section 4.10. Liabilities. (a) The Company does not have any direct or indirect liability, contingent or otherwise, that is required by GAAP to be reflected or reserved for on the financial statements of the Company (collectively, the "Liabilities"), that was not adequately reflected or reserved against on the Audited Financial Statements for the period ended December 31, 1995 or on the Current Financial Statements for the three-month period ended March 31, 1996, other than (i) liabilities incurred in the ordinary course of business since April 1, 1996 consistent with past practices, or (ii) liabilities permitted by this Agreement to be incurred in connection with the transactions contemplated by this Agreement.

                  (b) At the Effective Time, the Company does not have, and CompUSA and the Surviving Corporation will not have, any direct or indirect liability for any dividends that have accrued prior to the Effective Time with respect to any of the Company Preferred Stock. No dividends have been declared on any shares of Company Preferred Stock since their respective dates of issuance.

                  Section 4.11. No Material Adverse Change. Since December 31, 1995, there has been no material adverse change in the management, assets, Liabilities, properties, business, operations, financial condition or results of operations of the Company.

                  Section 4.12. Compliance with Laws. The Company is not in violation in any material respect of any applicable order, judgment, injunction, award or decree, law, ordinance or regulation or any other requirement of any Governmental Entity applicable to the Company or any of its businesses. The Company has not received notice that any such violation has been alleged or is being investigated.

                  Section 4.13. Permits. The Company has obtained all Permits that are necessary for the ownership and conduct of its businesses as presently conducted, other than any Permits, the absence of which would not, individually or in the aggregate, have a Company Material Adverse Effect; such Permits are in full force and effect and are sufficient for the ownership and conduct of such businesses as presently conducted; no material violations exist or have been recorded in respect of any Permit; and no proceeding is pending or, to the knowledge of the Company, threatened, that would suspend, revoke or limit any Permit.

                  Section 4.14. Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its directors, officers or employees (in their capacities as such). As of the date of this Agreement, there is no claim, action, suit, litigation, legal, administrative or arbitration proceeding, whether formal or informal (including, without limitation, any claim, notice of intent to institute any matter), which is pending or, to the Company's knowledge, threatened against or involving the Company or any of its directors, officers or employees (in their capacities as such) or properties, capital stock or assets.

                  Section 4.15.  Contracts and Other Agreements.

                  (a) Section 4.15 of the Company Disclosure Schedule sets forth as of the date of this Agreement each contract and other agreement as described below (whether or not in writing) which is currently in effect (unless indicated otherwise below) to which the Company is a party or by or to which its assets or properties are bound:

                           (i) contracts and other agreements with any current
                  or former officer, director, employee, consultant, agent or other representative of the Company, other than pursuant to Plans described in Section 4.21 of the Company Disclosure Schedule;

                           (ii) contracts and other agreements with any labor
                  union or association representing any employee;

                           (iii) contracts and other agreements for the purchase
                  or sale of equipment or services (excluding any purchase or sale of inventory in the ordinary course of business), which involve the receipt or payment by the Company of an amount in excess of $2,500 per month (in the aggregate in the case of any related series of contracts and other agreements);

                           (iv) contracts and other agreements for the sale of
                  any of the assets or properties of the Company or for the grant to any person of any preferential rights to purchase any of the assets or properties of the Company (excluding any purchase or sale of inventory in the ordinary course of business), which involve the receipt or payment by the Company of an amount in excess of $10,000 (in the aggregate in the case of any related series of contracts and other agreements);

                           (v) contracts and other agreements (excluding any
                  purchase or sale of inventory in the ordinary course of business) calling for an aggregate purchase price or payments in any one year of more than $50,000 payable by the Company in any one case (in the aggregate in the case of any related series of contracts and other agreements);

                           (vi) contracts and other agreements, whether or not
                  currently in effect, relating to the acquisition by the Company of any business of, or the disposition of any business involving the Company to, any other person;

                           (vii) contracts relating to the disposition or
                  acquisition of any investment or of any interest in any person, which involved the receipt or payment by the Company of an amount in excess of $50,000 (in the aggregate in the case of any related series of contracts and other agreements);

                           (viii) joint venture and similar agreements which
                  would involve the receipt or payment by the Company of an amount in excess of $50,000 (in the aggregate in the case of any related series of contracts or other agreements);

                           (ix) contracts and other agreements, whether or not
                  currently in effect, under which the Company agreed to indemnify any party or to share tax liability of any party, which could involve the payment by the Company of an amount in excess of $50,000 (in the aggregate in the case of any related series of contracts or other agreements);

                           (x) contracts and other agreements containing
                  covenants of the Company, or, to the Company's knowledge, its officers, directors or employees, not to compete in or solicit employees in any line of business or with any person in any geographical area or covenants of any other person not to compete with or solicit employees from the Company in any line of business or in any geographical area;

                           (xi) contracts and other agreements relating to the
                  making of any loan or other extension of credit by the Company or of any loan by the Company to a stockholder, officer or director of the Company or from a stockholder of the Company to the Company;

                           (xii) contracts and other agreements relating to the
                  borrowing of money by, or indebtedness of, the Company or the direct or indirect guaranty by the Company of any obligation or indebtedness of any other person or Governmental Entity (other than any accounts receivable or accounts payable of the Company), including, without limitation, any (a) agreement or arrangement relating to the maintenance of compensating balances, (b) agreement or arrangement with respect to lines of credit, (c) agreement to advance or supply funds to any other person other than in the ordinary course of business,
                  (d) agreement to pay for property, products or services of any other person even if such property, products or services are not conveyed, delivered or rendered, (e) keep-well, make-whole or maintenance of working capital or earnings or similar agreement, and (f) guaranty with respect to any lease or other similar period payments to be made by any such person;

                           (xiii) contracts and other agreements relating to the
                  provision by or to the Company of third party management or administration services, which involve the receipt or payment by the Company of an amount in excess of $10,000 (in the aggregate in the case of any related series of contracts and other agreements);

                         (xiv) each Lease and lease of personal property which
                  requires annual lease payments in excess of $30,000;

                         (xv) contracts and other agreements pursuant to which
                  the Company obtains or grants insurance or reinsurance;

                           (xvi) contracts and other agreements between the
                  Company and any Governmental Entity (other than purchase orders for the sale of products by the Company in the ordinary course of business);

                         (xvii) contracts and other agreements which require
                  payments generated by a change in control of the Company;

                         (xviii) contracts and other agreements with any
                  stockholder, director or officer of the Company; and

                           (xix) contracts and other agreements or transactions,
                  whether or not currently in effect, relating to disposal of any controlled or hazardous substance or waste.

                  (b) There have been delivered or made available to CompUSA true and complete copies of all of the contracts and other agreements set forth in Section 4.15 of the Company Disclosure Schedule. Each such contract and other agreement is valid, in full force and effect and binding upon the Company and, to the Company's knowledge, the other parties thereto in accordance with its terms, and the Company is not in default in any material respect under any of them and the Company has no knowledge of any threat of cancellation or termination thereunder, nor will the consummation of the transactions contemplated by this Agreement result in a default under any such contract or other agreement or the right to terminate such contract or other agreement. No Permits or other documents or agreements with, or issued by or filed with, any person, have been granted to any other person that provide the right to use any real or tangible personal property comprising any portion of the assets of the Company (other than as set forth in Section 4.17 of the Company Disclosure Schedule). The Company is not a party to any contract, commitment, arrangement or agreement which would, following the Closing, restrain or restrict CompUSA or any affiliate of CompUSA, from operating the business of the Company in the manner in which it is currently operated in all material respects.

                  Section 4.16.  Real Estate.

                  (a) Section 4.16 of the Company Disclosure Schedule sets forth a list and summary description of all leases, subleases, licenses, occupancy agreements or other agreements, written and oral, together with any amendments or modifications thereto (each a "Lease" and collectively, the "Leases") with respect to (A) all real property leased by the Company (whether as lessor or lessee and including those in the names of nominees or other entities) and used or occupied in connection with the business of the Company (the "Leased Real Property") and (B) all real property leased or subleased by the Company, as lessor or sublessor, to third parties (such Section 4.16 of the Company Disclosure Schedule to include the date of each Lease, the address of the respective Leased Real Property, the amount of square feet of such Leased Real Property, the Lease term commencement date, the Lease term expiration date, any renewal options and any early termination provisions in each case with respect to each portion of the Leased Real Property); (iii) all options held by the Company, or contractual obligations on its part, to purchase or acquire any interest in real property; and (iv) all options granted by the Company, or contractual obligations on its part, to sell or dispose of any interest in real property. The Company has not received notice from any third party challenging or contesting the validity of any of the options set forth in Section 4.16 of the Company Disclosure Schedule. No option has been exercised, except options whose exercise has been evidenced by a written document, a copy of which has been delivered or made available to CompUSA. The Company does not own any real property.

                  (b) Each Lease is, with respect to the Company, in full force and effect, and to the Company's knowledge, is in full force and effect with respect to each other party thereto. The Company has performed all material obligations required to be performed by it to date under, and is not in material default in respect of, any Lease, and no event has occurred which, with due notice or lapse of time or both, would constitute such a material default by the Company. To the knowledge of the Company, there is no material default asserted thereunder by any other party thereto and there are no unasserted material defaults. All rentals and other payments due under each such Lease have been duly paid.

                  (c) Except as set forth on Section 4.16 of the Company Disclosure Schedule, (i) the Company has not received any notice of any violation of any applicable building, zoning, land use or other similar statutes, laws, ordinances, regulations, permits or other requirements (including, without limitation, the Americans with Disabilities Act) in respect of the Leased Real Properties, which has not been heretofore remedied, and there does not exist any such violations which, individually or in the aggregate, could have a Company Material Adverse Effect; (ii) the Company has not received any notice that any operations on or uses of the Leased Real Properties constitute non-conforming uses under any applicable building, zoning, land use or other similar statutes, laws, ordinances, regulations, permits or other requirements; and (iii) the Company has no knowledge of nor has received any notice (other than published notice not actually received) of any pending or contemplated rezoning proceeding affecting the Leased Real Properties.

                  (d) Except as set forth on Section 4.16 of the Company Disclosure Schedule, the Company has not received notice from any insurance carrier regarding defects or inadequacies in the Leased Real Properties, which, if not corrected, would result in termination of the Company's insurance coverage therefor or an increase in the cost thereof.

                  (e) To the knowledge of the Company, there is no pending or threatened: (i) condemnation of any part of the Leased Real Properties by any Governmental Entity; (ii) special assessment against any part of the Leased Real Properties; or (iii) litigation against the Company for breach of any restrictive covenant affecting any part of the Leased Real Properties.

                  (f) The improvements at the Leased Real Properties are in good condition and repair, ordinary wear and tear excepted, and have not suffered any casualty or other material damage which has not been repaired in all material respects. There is no material latent or patent structural, mechanical or other significant defect, soil condition or deficiency in the improvements located on any Leased Real Properties which, individually or in the aggregate, could have a Company Material Adverse Effect.

                  Section 4.17.  Intellectual Property.

                  (a) The Company owns or otherwise possesses all rights as are necessary to use, all patents (and applications therefor), patent disclosures, trademarks, service marks, trade names, registered copyrights (and applications therefor), inventions, discoveries, processes, know-how, systems, scientific, technical, engineering and marketing data, software programs and codes (both source and object), formulae and techniques used in or necessary for the conduct of its business (collectively, "Intellectual Property Rights"). Section 4.17 of the Company Disclosure Schedule lists all patents (and applications therefor), patent disclosures, trademarks, service marks, trade names and registered copyrights (and applications therefor) owned by the Company (the "Company Intellectual Property") and each person to whom the Company has licensed any of the Company Intellectual Property, other than those licenses which in the aggregate do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the Company's business.

                  (b) The Company has not received notice nor otherwise has reason to know of any conflict or alleged conflict with the rights of others pertaining to the Intellectual Property Rights. The Company's business, as presently conducted, does not infringe upon or violate any intellectual property rights of others. To the Company's knowledge, the Company has the unrestricted right to use, free and clear of any rights or claims of others, all trade secrets, processes, customer lists and other rights incident to its businesses as now conducted.

                  (c) The Company is not currently obligated or under any existing liability to make royalty or other payments to any owner of, licensor of, or other claimant to, any patent, trademark, service names, trade names, copyrights, or other intangible asset, with respect to the use thereof or in connection with the conduct of its business as now conducted or otherwise. To the Company's knowledge, no employee of the Company has violated any employment agreement or proprietary information agreement which he had with a previous employer or any patent policy of such employer, or is a party to or threatened by any litigation concerning any patents, trademarks, trade secrets, service names, trade names, copyrights, licenses and the like.

                  Section 4.17. Receivables . All accounts receivable and vendor receivables reflected in the Current Financial Statements, and all accounts receivable and vendor receivables arising subsequent to March 31, 1996, represent bona fide transactions that have arisen in the ordinary course of business, are valid and existing and represent moneys due and have been collected or are (or will be) current and collectible in amounts not less than the aggregate amount thereof (net of any reserves therefor), and the Company has made and will make reserves reasonably considered adequate for receivables not collectible in the ordinary course of business in accordance with GAAP, consistently applied.

                  Section 4.18. Banking. Section 4.19 of the Company Disclosure Schedule contains a complete list of all of the bank accounts and lines of credit owned or used by the Company, and the names of all persons with authority to withdraw funds from, or execute drafts or checks on, each such account.

                  Section 4.19. Liens. The Company has good and marketable title to all of its respective assets and properties, in each case free and clear of any lien or other encumbrance, except for (i) liens or other encumbrances securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, all of which are not yet delinquent or which are being contested in good faith; or (ii) liens or other encumbrances of a character that do not detract materially from the value of the property subject thereto or materially impair the use of or the access to the property subject thereto, or materially impair the operation of the Company or detract materially from its business.

                  Section 4.20.  Employee Benefit Plans.

                  (a) Section 4.21(a) of the Company Disclosure Schedule sets forth: (i) all "employee benefit plans", as defined in Section 3(3) of ERISA, and all other employee benefit arrangements or payroll practices, including, without limitation, any such arrangements or payroll practices providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or to which the Company is obligated to contribute thereunder for current or former employees of the Company, and (ii) all "defined benefit plans", as defined in
Section 3(35) of ERISA, maintained by the Company or any trade or business (whether or not incorporated) which is or has ever been under control or treated as a single employer with the Company under Section 414(b), (c), (m), or (o) of the Code ("ERISA Affiliate") or to which the Company or any ERISA Affiliate has contributed or has been obligated to contribute thereunder within the six-year period preceding the date hereof. Each of the employee benefit plans, practices and arrangements set forth in Section 4.21(a) of the Company Disclosure Schedule shall hereafter be referred to as a "Plan" (or "Plans" as the context may require).

                  (b) None of the Plans is a multiemployer plan, as defined in
Section 3(37) of ERISA ("Multiemployer Plan"), and neither the Company nor any ERISA Affiliate has withdrawn in a complete or partial manner from any Multiemployer Plan, nor has any of them incurred any material liability due to the termination or reorganization of a Multiemployer Plan which has not been satisfied in full.

                  (c) Each of the Plans that are intended to qualify under
Section 401(a) of the Code, and the trusts maintained pursuant thereto, have been determined to be exempt from federal income taxation under Section 501 of the Code by the IRS (or remain within the remedial amendment period for obtaining an initial determination of exemption from tax), and nothing has occurred with respect to the operation of any such Plan which could cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. All amendments and actions required to bring the Plans into conformity in all material respects with all applicable provisions of ERISA, the Code and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Effective Time.

                  (d) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under the Plans or by law (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extensions), and all contributions for any period ending on or before the Effective Time which are not yet due will have been paid or accrued on or prior to the Effective Time. No accumulated funding deficiencies exist in any of the Plans that are subject to Section 412 of the Code.

                  (e) Each of the respective Plans which are subject to Title IV of ERISA are fully funded in accordance with the actuarial assumptions used by the PBGC to determine the level of funding required in the event of the termination of the Plans under Section 4041(b) of ERISA. Neither the Company nor any ERISA Affiliate has terminated any Plan that is subject to Title IV of ERISA, or incurred any material outstanding liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA. All premiums due the PBGC with respect to the Plans have been paid. Neither the Company nor any ERISA Affiliate has engaged in any transaction described in
Section 4069 of ERISA. There has been no "reportable event" within the meaning of Section 4043 of ERISA with respect to any Plans that are subject to Title IV of ERISA which would require the giving of notice or any other event requiring disclosure under Section 4063(a) of ERISA.

                  (f) There has been no material violation of ERISA, the Code or other applicable law with respect to the filing of applicable reports, documents and notices regarding the Plans with the Secretary of Labor or the Secretary of the Treasury, or the furnishing of required reports, documents or notices to the participants or beneficiaries of the Plans.

                  (g) True, correct and complete copies of the following documents, with respect to each of the Plans, have been delivered or made available to CompUSA by the Company: (i) all plans and related trust documents, and amendments thereto; (ii) the most recent IRS Forms 5500; (iii) the last IRS determination letter; (iv) summary plan descriptions; and (v) the most recent actuarial report relating to the Plans.

                  (h) There are no pending actions, claims or lawsuits which have been asserted or instituted against the Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Plans with respect to the operation of such Plans (other than routine benefit claims or actions seeking qualified domestic relations orders), nor does the Company have knowledge of any threatened claim or lawsuit.

                  (i) The Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations, and neither the Company nor any "party in interest" or "disqualified person" with respect to the Plans has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or 4975 of the Code that could result in material liability to the Company or CompUSA. No fiduciary has any material liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Plan.

                  (j) None of the Plans provide retiree life or retiree health benefits except as may be required under applicable state law, Section 4980B of the Code or Section 601 of ERISA or at the expense of the participant or the participant's beneficiary. The Company and the ERISA Affiliates have complied in all material respects with the notice and health care continuation requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA.

                  (k) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee (current, former or retired) of the Company, (ii) increase any benefits otherwise payable under any Plan or (iii) result in the acceleration of the time of payment or vesting of any benefits under any Plan.

                  (l) No stock or other security issued by the Company forms or has formed a material part of the assets of any Plan.

                  Section 4.21.  Employee Relations.

                  (a) The Company is in compliance in all material respects with all laws regarding employment, wages, hours, equal opportunity, collective bargaining and payment of social security and other taxes. The Company is not engaged in any unfair labor practice or discriminatory employment practice and no complaint of any such practice against the Company has been filed or, to the Company's knowledge, threatened to be filed with or by the National Labor Relations Board, the Equal Employment Opportunity Commission or any other administrative agency, federal or state, that regulates labor or employment practices, nor is any grievance filed or, to the Company's knowledge, threatened to be filed, against the Company by any employee pursuant to any collective bargaining or other employment agreement to which the Company is a party or is bound. The Company is in compliance in all material respects with all applicable foreign, federal, state and local laws and regulations regarding occupational safety and health standards, and has received no complaints from any foreign, federal, state or local agency or regulatory body alleging violations of any such laws and regulations.

                  (b) The employment of all persons employed by the Company is terminable at will without any penalty or severance obligation of any kind on the part of the employer. All sums due for employee compensation and benefits and all vacation time owing to any employees of the Company have been duly and adequately accrued on the accounting records of the Company. All employees of the Company are either United States citizens or resident aliens specifically authorized to engage in employment in the United States in accordance with all applicable laws.

                  Section 4.22. Insurance. Section 4.23 of the Company Disclosure Schedule sets forth a list of all policies or binders of errors and omissions, fire, liability, product liability, workmen's compensation, vehicular and other insurance held by or on behalf of the Company (collectively, the "Insurance Policies"). Such Insurance Policies are in full force and effect and are in amounts of a nature which are adequate and customary for the Company's business. In addition, Section 4.23 of the Company Disclosure Schedule sets forth in respect of the Insurance Policies (i) a description of occurrences reported involving amounts in excess of $10,000 and (ii) the aggregate amount paid out under each such policy during the period from January 1, 1992 through the date hereof. There have been no disputes regarding denial or nonpayment of claims under any Insurance Policy.

                  Section 4.23.  Officers, Directors, Employees, Consultants.
Section 4.24 of the Company Disclosure Schedule sets forth (i) the name of each officer and director of the Company and the amount of compensation paid during fiscal 1995 and the amount reasonably expected to be paid during fiscal 1996,
(ii) the name of each other employee or class of employees of the Company who either (x) received compensation in fiscal 1995 in excess of $75,000 or (y) is anticipated to receive, based on current compensation levels, compensation in fiscal 1996 in excess of $75,000, indicating the amount of such compensation for such persons for fiscal 1995 and fiscal 1996; and (iii) a list of all employees employed by the Company at May 1, 1996. The Company does not employ any person as a consultant, whose employment cannot be terminated on not less than thirty
(30) days' notice without penalty.

                  Section 4.24. Operations of the Company. Except as disclosed in Section 4.15(a) or 4.25 of the Company Disclosure Schedule and except as may result from the transactions contemplated by this Agreement, since December 31, 1995, the Company has not:

                           (i) amended its Certificate of Incorporation or
                  by-laws or merged with or into or consolidated with any other person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

                           (ii) issued or sold or purchased, or issued options
                  or rights to subscribe to, or entered into any contracts or commitments to issue or sell or purchase, any shares of its capital stock or any of its bonds, notes, debentures or other evidences of indebtedness, other than (x) options granted pursuant to the Company's 1991 Stock Option Plan, (y) Company Preferred Stock issued upon the exercise of Company Warrants and (z) Company Common Stock issued upon exercise of Company Stock Options or upon conversion of Company Preferred Stock;

                           (iii) entered into or amended any agreement with any
                  labor union or association representing any employee, or, except for Plans referred to in Section 4.21 of the Company Disclosure Schedule, made any wage or salary increase or bonus, or increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents or other representatives in excess of $25,000, or commitment or agreement to make or pay the same;

                         (iv) declared or made any Distributions to any
                    stockholder or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

                           (v) made any change in its accounting methods or
                  practices or made any change in depreciation or amortization policies, except as required by law or GAAP;

                           (vi) made any loan or advance to its stockholders or
                  to any of the directors, officers or employees of the Company, consultants, agents or other representatives, or otherwise than in the ordinary course of business made any other loan or advance;

                           (vii) except in the ordinary course of business
                  consistent with past practice, (A) entered into any Lease; (B) sold, abandoned or made any other disposition of any of its assets or properties; (C) granted or suffered any material lien or other encumbrance on any of its assets or properties;
                  (D) entered into or amended any contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject which if existing on the date hereof would need to be disclosed in Section 4.15(a) of the Company Disclosure Schedule;

                           (viii) made or entered into any agreement to make any
                  acquisition of all or a substantial part of the assets, properties, securities or business of any other person;

                           (ix) paid, directly or indirectly, any of its
                  material Liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

                           (x) terminated or failed to renew, or received any
                  written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract or other agreement that is or was material to the assets, liabilities, properties, business, operations, financial condition or results of operations of the Company;

                           (xi) made any revaluation of any assets or write-down
                  of the value of any receivables of the Company in excess of $50,000, other than write-downs or revaluations relating to vendor-funded price protection of Inventory;

                           (xii) except in the ordinary course of business
                  consistent with past practice, accelerated the collection, or sale to third parties, of any receivables of the Company, or delayed the payment of any payables of the Company;

                           (xiii) entered into any other contract or other
                  agreement or other transaction that obligates the Company to pay an amount in excess of $50,000, which contract is not terminable by the Company upon not more than 30 days' notice; or

                           (xiv) suffered any damage, destruction or loss,
                  whether covered by insurance or not, which has had or could have a Company Material Adverse Effect.

                  Section 4.25. Brokerage. No broker, agent or finder has acted, directly or indirectly, for the Company or, to the knowledge of the Company, any of the Company Stockholders, nor has the Company or, to the knowledge of the Company, any of the Company Stockholders, incurred any obligation to pay any brokerage fee, agent's commission or finder's fee or other commission in connection with the transactions contemplated by this Agreement.

                  Section 4.26. Powers of Attorney; Guarantees. The Company has not granted a power of attorney with respect to the business of the Company to any person, other than the grant of corporate authority to the respective directors and officers of the Company.

                  Section 4.27.  Taxes.

                  (a) The Company has duly and timely filed all federal, state, local, foreign and other tax returns and reports required to be filed by it on or before the Closing Date, and has either (i) paid all Taxes of the Company due and payable or (ii) has accrued on the consolidated balance sheet of the Company included in the Financial Statements previously furnished to CompUSA (in accordance with GAAP applied on a basis consistent with that of prior years) all Taxes required to be accrued by the Company on or before the Closing Date. All of such returns or reports are true, accurate and complete and reflect the Tax liability in all material respects for which the Company could be held responsible and all Taxes for which the Company could be held responsible as shown on such returns or reports as due and payable have been paid.

                  (b) The Company is not delinquent in the payment of any Taxes for which the Company could be held responsible, nor has the Company requested any extension of time within which to file any Tax return which return has not since been filed, nor has the Company waived or tolled the running of any statute of limitations with respect to any such Taxes.

                  (c) No deficiency for any Tax has been threatened, asserted or assessed against the Company, and there are neither unresolved questions or claims, nor proceedings or actions pending (including an audit of any tax return filed by the Company with any federal, state, local or foreign taxing authority), concerning either the Tax liability of the Company or the collection or assessment of any Tax for any period for which returns have been filed or were due.

                  (d) The Company has delivered or made available to CompUSA true and correct copies of any filed tax returns (including information returns and Forms 1120) of the Company which refer to any period of time from January 1, 1993, through the date of this Agreement or to any event which occurred during that period of time. The Company has not filed an election under Section 341(f) of the Code that is applicable to the Company or any asset held by the Company. In addition, none of the Company's debt is corporate acquisition indebtedness within the meaning of Section 279 of the Code. The Company has not agreed, nor is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. The Company is not subject to or a member of any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal income tax purposes. The Company has withheld and, if due, paid all Taxes required to have been withheld and, if due, paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. There are no pending claims or assessments for Taxes payable by the Company. Neither the Company nor any of its affiliates has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company (i) has never been a member of an affiliated group filing a consolidated federal income Tax return that included any member other than the Company and (ii) has no liability for the Taxes of any person under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (e) Section 4.28 of the Company Disclosure Schedule lists each state in which the Company is required to file Tax returns.

                  (f) The amount of the Company's earnings and profits, as defined for purposes of Subchapter C of the Code, at the end of calendar year 1995, is set forth on, or can be determined from the information set forth in, the financial statements of the Company for the year ended December 31, 1995 and/or the income tax returns (including information returns and Forms 1120) of the Company which refer to any period of time from January 1, 1990 through the date hereof, furnished or, in the case of the income tax return of the Company for the year ended December 31, 1995, made available to CompUSA by the Company. It is not anticipated that there will be any material change in any such amount other than by virtue of the ordinary conduct of the Company's business from December 31, 1995 through the date of the Closing.

                  Section 4.28. Execution and Validity of Employment Agreements. The Company is not a party to any contract, commitment, arrangement or agreement which could, following the Closing, restrain or restrict the parties to the Employment Agreements from performing their respective obligations thereunder.

                  Section 4.29.  Environmental Laws.

                  (a) The Company (i) is in compliance in all material respects with all Environmental Laws; (ii) has obtained all necessary Environmental Permits, the failure of which to obtain could have a Company Material Adverse Effect, all of which are in full force and effect; and (iii) is in compliance in all material respects with all terms and conditions of such Environmental Permits.

                  (b) The Company has not violated or done any act which could give rise to material liability under, and has not otherwise failed to act in a manner which would expose it to material liability under, any Environmental Law. No event has occurred which, upon the passage of time, the giving of notice, or failure to act would reasonably be expected to give rise to liability to the Company under any Environmental Law.

                  (c) (i) The Company has not used the Leased Real Property or any portion thereof, and to the knowledge of the Company, no other person has used the Leased Real Property or any portion thereof or any property adjacent to the Property, for the treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Materials or as a landfill or other waste disposal site; (ii) none of the Leased Real Property or portion thereof has been subject to investigation by any Governmental Entity evaluating the need to investigate or undertake Remedial Action at the Property while the Company has been a lessee thereof; and (iii) to the knowledge of the Company, none of the Leased Real Property is identified on the current or proposed (1) National Priorities List under 40 C.F.R. 300 Appendix B, (2) Comprehensive Environmental Response Compensation and Liability Inventory System ("CERCLIS") list or (3) the Leaking Underground Storage Tank list, or any analogous state list.

                  (d) There have been and are no: (i) aboveground or underground storage tanks, (ii) surface impoundments for Hazardous Materials or (iii) wetlands as defined under Environmental Law, located within any portion of the Leased Real

                  Property, which individually or in the aggregate could have a Company Material Adverse Effect.

                  (e) There is no (i) asbestos or asbestos containing materials,
(ii) urea formaldehyde insulation, (iii) PCBs or PCB-containing equipment, including transformers, (iv) radon in excess of EPA recommended exposure limits, or (v) paint containing concentrations of lead in excess of .06 percent by weight or mercury in excess of 200 parts per million located within any portion of the Leased Real Property, which individually or in the aggregate could have a Company Material Adverse Effect.

                  (f) No liens have been placed upon any Leased Real Property in connection with any actual or alleged liability under any Environmental Law.

                  (g) (i) There is no pending or, to the knowledge of the Company, threatened, claim, litigation or administrative proceeding against the Company arising under any Environmental Law; (ii) the Company has no ongoing negotiations with or agreements with any Governmental Entity relating to any Remedial Action or other environmentally-related claim; (iii) the Company has not submitted notice pursuant to Section 103 of CERCLA or analogous statute or notice under any applicable Environmental Law reporting a release of a Hazardous Material into the environment; and (iv) the Company has not received any notice, claim, demand, suit or request for information from any Governmental Entity or private entity with respect to any liability or alleged liability under any Environmental Law, nor to the knowledge of the Company, has any other entity whose liability therefor, in whole or in part, may be attributed to the Company, received such notice, claim, demand, suit or request for information. Neither the Company, nor to the Company's knowledge, any prior owner or operator of the Leased Real Property has generated, disposed of, or arranged for the disposal of any Hazardous Material except in compliance with Environmental Law.

                  (h) The Company has not, and, to the knowledge of the Company, no other entity whose liability therefor, in whole or in part, may be attributed to the Company has, disposed of any Hazardous Material at any location which is identified on the current or proposed (i) National Priorities List under 40 C.F.R. 300 Appendix B, (ii) CERCLIS list or (iii) the Leaking Underground Storage Tank list or any analogous state list.

                  (i) The Company has provided to CompUSA all environmental studies and reports pertaining to the Property, the operations conducted thereon and the Company made by or at the direction of the Company or otherwise in the Company's possession.

                  Section 4.30. Inventory. All Inventories are saleable in the ordinary course of business, are carried at not more than the lower of cost or net realizable value (net of reserves), and are recorded on the Financial Statements in accordance with GAAP applied on a consistent basis. All outstanding purchase commitments of the Company to purchase Inventory are not in excess of normal requirements based on the historical needs of the Company and present market conditions and, taken as a whole, are not at prices in excess of market prices. All outstanding purchase commitments are consistent with the types and quantities of Inventories appropriate, taken as a whole, to conduct the Company's business consistent with past practice.

                  Section 4.31. Accounting Matters. Neither the Company nor, to the knowledge of the Company, any Company Stockholder or any affiliates thereof, has taken or agreed to take any action that would prevent CompUSA from accounting for the business combination to be effected by the Merger as a "pooling of interests", including, but not limited to, entering into any agreement with any holder of Company Preferred Stock whereby such holder is required to waive or forego such holder's rights to any dividends with respect to such holder's Company Preferred Stock.

                  Section 4.32. Company Action. The Board of Directors of the Company (at a meeting duly called and held) has by the requisite vote of all directors present (a) determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders, (b) approved the Merger in accordance with the provisions of Section 251 of the Delaware Corporation Law, (c) recommended the approval of this Agreement and the Merger by the holders of the Company Common Stock and Company Preferred Stock and directed that the Merger be submitted for consideration by the Company's stockholders at the Company Meeting, (d) adopted a resolution having the effect of causing the Company not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the Merger and the transactions contemplated by this Agreement, and (e) if the Merger is to be submitted for approval at a meeting of stockholders, given the notice to stockholders required by Section 262 of the Delaware Corporation Law.

                                   ARTICLE V.

                Representations and Warranties of CompUSA and Sub
                -------------------------------------------------

                  CompUSA and Sub represent and warrant to the Company that, except as set forth in the disclosure schedule attached hereto (the "CompUSA Disclosure Schedule"), which CompUSA Disclosure Schedule shall be initialed by the parties and shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article V:

                  Section 5.1. Execution and Delivery. Each of CompUSA and Sub has the corporate power and authority to enter into this Agreement and each agreement, document or instrument contemplated hereby or to be delivered in connection herewith to which such person is a party (the "CompUSA Documents") and to carry out its respective obligations hereunder and thereunder. The execution, delivery and performance by CompUSA and Sub of this Agreement and the CompUSA Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of CompUSA and Sub, as applicable (and, in the case of this Agreement, by the Board of Directors of Sub and by CompUSA as the sole stockholder of Sub). This Agreement constitutes the valid and binding obligation of CompUSA and Sub and the CompUSA Documents will constitute the valid and binding obligations of CompUSA and Sub, when executed by such person, in each case, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. No other corporate proceedings on the part of CompUSA or Sub are necessary to authorize this Agreement or the CompUSA Documents and the transactions contemplated hereby and thereby.

                  Section 5.2. Consents and Approvals. The execution and delivery by CompUSA and Sub of this Agreement and the CompUSA Documents to which such person is a party, the performance by CompUSA and Sub of their respective obligations hereunder and thereunder and the consummation by CompUSA and Sub of the transactions contemplated hereby and thereby do not require CompUSA or Sub to obtain any consent, approval or action of, or make any filing or registration with or give any notice to, any Governmental Entity, other than (i) as set forth on Section 5.2 of the CompUSA Disclosure Schedule or in connection, or in compliance, with the provisions of the H-S-R Act, the Securities Act, the Exchange Act and the corporation, securities or blue sky laws or regulations of various states, all of which will be duly obtained or made, as the case may be, on or prior to the Closing, and will be in full force and effect on the Closing Date, (ii) the filing of the Certificate of Merger with the Secretary of State of Delaware and (iii) as to which the failure to so obtain, file or register would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of CompUSA and its Subsidiaries, taken as a whole, or prevent the consummation of the transactions contemplated hereby (a "CompUSA Material Adverse Effect").

                  Section 5.3. No Breach. Except as set forth in Section 5.3 of the CompUSA Disclosure Schedule, the execution, delivery and performance by CompUSA and Sub of this Agreement and the CompUSA Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof will not (i) violate any provision of the Certificate of Incorporation or by-laws of CompUSA or Sub; (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any material contract or other material agreement or instrument to which CompUSA or Sub is a party or by or to which the assets or properties of CompUSA or Sub may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any Governmental Entity against, or binding upon, or any agreement with, or condition imposed by, any Governmental Entity, binding upon CompUSA or Sub, or upon the securities, assets or business of CompUSA or Sub; (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to CompUSA or Sub, or to the securities, assets or business of CompUSA or Sub; (v) result in the creation or imposition of any lien or other encumbrance or the acceleration of any indebtedness or other obligation of CompUSA or Sub; or (vi) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any Permit of CompUSA or Sub; except in the case of (ii) through (vi) for violations, conflicts, breaches, defaults, modifications, impairments, liens or other encumbrances that would not, individually or in the aggregate, have a CompUSA Material Adverse Effect.

                  Section 5.4.  SEC Documents.

                  (a) CompUSA has filed and will file with the SEC all forms, reports, schedules, statements, exhibits and other documents (other than registration statements on Form S-8 or reports on Form 11-K, in each case relating to employee benefit plans) (collectively, the "SEC Documents") required to be filed on or before the date hereof or the Closing Date, respectively, by it under the Securities Act or the Exchange Act. CompUSA has furnished or made available to the Company true and correct copies of all SEC Documents filed by CompUSA since December 31, 1992 and will promptly furnish to the Company any other SEC document filed by or on behalf of CompUSA with the SEC from the date hereof to the Closing Date. At the time filed, the SEC Documents filed by CompUSA since December 31, 1992 (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Securities Act or Exchange Act, as the case may be.

                  (b) The audited consolidated financial statements of CompUSA for the year ended June 24, 1995, together with the reports and opinion thereon of Ernst & Young LLP, and the unaudited consolidated financial statements of CompUSA for the nine months ended March 23, 1996 (the "CompUSA Interim Financial Statements"), which are included in the SEC Documents and have previously been delivered to the Company, are collectively referred to herein as the "CompUSA Financial Statements". The CompUSA Financial Statements comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto; and fairly present, in all material respects, on a consolidated basis, the financial position of CompUSA at, and the results of its operations for, each of the periods then ended and were prepared in conformity with GAAP applied on a consistent basis, except as otherwise disclosed therein and, subject, in the case of the CompUSA Interim Financial Statements, to normal year-end adjustments, the absence of footnote disclosures, and any other adjustments described therein.

                  Section 5.5. Shares of CompUSA Common Stock. The shares of CompUSA Common Stock will, when issued and delivered to the Company Stockholders pursuant to Section 3.1(a) or 3.14, be duly authorized, validly issued, fully paid, non-assessable, and free of all liens and other encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of CompUSA (other than those created by any Company Stockholder).

                  Section 5.6. Organization, Standing and Authority of CompUSA and Sub. Each of CompUSA and Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite power and authority to own, lease and operate its assets, properties and businesses and to carry on its businesses as now being conducted.

                  Section 5.7. Capitalization. The authorized capital stock of CompUSA consists of 100,000,000 shares of CompUSA Common Stock and 10,000 shares of preferred stock, par value $.01 per share. As of April 29, 1996, 42,150,352 shares of CompUSA Common Stock were validly issued and outstanding, fully paid, and nonassessable, and no shares of preferred stock were issued and outstanding. As of the date hereof, there are no bonds, debentures, notes or other indebtedness issued or outstanding having the right to vote on any matters on which the CompUSA's stockholders may vote. Except as provided in Section 5.7 of the CompUSA Disclosure Schedule, there are no options, warrants, calls or other rights, agreements or commitments presently outstanding obligating CompUSA to issue, deliver or sell shares of its capital stock or debt securities, or obligating CompUSA to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment.

                  Section 5.8. Brokerage. Except as set forth on Section 5.8 of the CompUSA Disclosure Schedule, no broker, agent or finder has acted, directly or indirectly, for CompUSA or Sub, nor has CompUSA or Sub incurred any obligation to pay any brokerage fees, agent's commissions or finder's fee or commission in connection with the transactions contemplated by this Agreement.

                  Section 5.9. Sub Action. The Board of Directors of Sub (at a meeting duly called and held) has by the requisite vote of all directors present approved the Merger in accordance with the provisions of Section 251 of the Delaware Corporation Law.

                  Section 5.10. No Material Adverse Change. Since December 23, 1995, there has been no material adverse change in the management, assets, liabilities, properties, business, operations, financial condition or results of operations of CompUSA.

                                   ARTICLE VI.

                            Covenants and Agreements
                            ------------------------

                  Each of Comp USA, Sub and the Company (as applicable) covenant and agree as follows:

                  Section 6.1. Conduct of Business. From the date hereof through the Closing Date, the Company shall conduct its business substantially in the manner in which it is currently being conducted and shall not undertake any of the actions specified in Section 4.25.

                  Section 6.2. Preservation of Permits and Services. From the date hereof through the Closing Date, the Company shall use all reasonable efforts to preserve its Permits in full force and effect and to keep available the services of the present officers, employees, consultants and agents of the Company, maintain the present suppliers and customers of the Company and preserve the goodwill and business relationships of the Company.

                  Section 6.3. Litigation Involving the Company. Prior to the Closing Date, the Company shall notify CompUSA of any actions or proceedings of the type required to be described in Sections 4.14, 4.28 or 4.30 that are threatened or commenced against the Company, or against any officer or director, properties or assets of the Company with respect to the Company's affairs, promptly upon the Company becoming aware thereof, and of any requests of the Company or, to the knowledge of the Company, any Company Stockholder, for additional information or documentary materials by any Governmental Entity in connection with the transactions contemplated hereby promptly upon the Company becoming aware thereof. As to compliance with such requests for such information, the Company shall consult with and obtain the consent of CompUSA, which consent shall not be withheld unreasonably; provided that such consent shall be unnecessary where such information is required by law to be provided.

                  Section 6.4. Continued Effectiveness of Representations and Warranties of the Parties. From the date hereof through the Closing Date, (a) the Company shall use all reasonable efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties of the Company contained in Article IV shall continue to be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a "Company Material Adverse Effect" or otherwise includes a concept of materiality) on and as of the Closing Date as if made on and as of the Closing Date, (i) except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a "Company Material Adverse Effect" or otherwise includes a concept of materiality) as of such date or period, and (ii) in the case of Section 4.11 only, except for such changes with respect thereto (x) which are contemplated by this Agreement or (y) which are attributable to the execution of this Agreement, or the announcement or contemplation of the transactions proposed herein; (b) CompUSA and Sub shall use their respective reasonable efforts to conduct their affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article V shall continue to be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a "CompUSA Material Adverse Effect" or otherwise includes a concept of materiality) on and as of the Closing Date as if made on and as of the Closing Date, (i) except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a "CompUSA Material Adverse Effect" or otherwise includes a concept of materiality) as of such date or period, and (ii) in the case of Section 5.10 only, except for such changes with respect thereto (x) which are contemplated by this Agreement or (y) which are attributable to the execution of this Agreement, or the announcement or contemplation of the transactions proposed herein; (c) the Company shall promptly notify CompUSA and Sub of any event, condition or circumstance occurring from the date hereof through the Closing Date of which the Company becomes aware that would cause any material revisions to the Company Disclosure Schedule provided by the Company pursuant to this Agreement, or that would constitute a violation or breach of this Agreement by the Company; and (d) CompUSA and Sub shall promptly notify the Company of any event, condition or circumstance occurring from the date hereof through the Closing Date of which it becomes aware that would cause any material revisions to the CompUSA Disclosure Schedule provided by CompUSA or Sub pursuant to this Agreement, or that would constitute a violation or breach of this Agreement by CompUSA or Sub. No such notification shall be deemed an amendment to the Disclosure Schedules to this Agreement.

                  Section 6.5. Corporate Examinations and Investigations. Prior to the Closing Date, each party shall be entitled, at its cost and expense, through its employees and representatives, to make such investigation of the assets, liabilities, business and operations of any other party, and such examination of the books, records and financial condition of such other party as the party wishes upon prior notice and during normal business hours. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and the applicable party and its respective employees and representatives, including, without limitation, its counsel and independent public accountants, shall cooperate with such representatives in connection with such review and examination. If this Agreement terminates, the parties hereto and their respective affiliates shall keep confidential and shall not use or retain in any manner any information or documents obtained from any other party concerning its assets, liabilities, properties, business or operations, unless readily ascertainable from public or published information or trade sources or already known or subsequently developed by it independently of any investigation of any other party, or received from a third party not under an obligation to such other party to keep such information confidential. Furthermore, during the period from the date hereof to the Closing, all information provided to any party or its representatives by or on behalf of any other party or its representatives (whether pursuant to this Section 6.5 or otherwise) will be governed and protected by the confidentiality letters between the Company and CompUSA dated January 11, 1996 and March 29, 1996.

                  Section 6.6. Acquisition Proposals. The Company will notify CompUSA promptly if any inquiries or proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, the Company or, to the knowledge of the Company, any of the Company Stockholders, in each case in connection with any acquisition, business combination or purchase of all or any material portion of the assets of, or any equity interest in, the Company, and will furnish to CompUSA a copy of any such proposal received by any of them.

                  Section 6.7. No Shopping. Prior to the earlier of (i) the Effective Time, or (ii) the termination of this Agreement, the Company shall not, directly or indirectly, through any officer, director, employee, representative, agent, financial advisor or otherwise (i) solicit, initiate or knowingly encourage (including by way of furnishing information) inquiries or submission of proposals or offers from any person relating to any sale of all or any portion of the assets, business, properties of (other than immaterial or insubstantial assets, or inventory in the ordinary course of business, or as set forth on Section 6.7 of the Company Disclosure Schedule), or any equity interest in, the Company or any business combination with the Company, whether by merger, consolidation, purchase of assets, tender offer, recapitalization, liquidation, dissolution or otherwise or any other transaction, the consummation of which would or could, impede, interfere with, prevent or materially delay the Merger or (ii) participate in any negotiation regarding, or furnishing to any other person any information with respect to, or otherwise knowingly cooperate in any way with, or knowingly assist in, facilitate or encourage, any effort or attempt by any other person to do or seek to do any of the foregoing.

                  Section 6.8. CompUSA and Sub Approvals. CompUSA and Sub shall take all reasonable steps necessary or appropriate to obtain as promptly as practicable all necessary approvals, authorizations and consents of any person or Governmental Entity required to be obtained by CompUSA and Sub to consummate the transactions contemplated hereby ("CompUSA and Sub Approvals"), and will cooperate with the Company in seeking to obtain all such approvals, authorizations and consents. CompUSA and Sub shall use all reasonable efforts to provide such information to such persons, bodies and authorities as such persons, bodies or authorities or the Company may reasonably request.

                  Section 6.9. Company Approvals. The Company shall take all reasonable steps necessary or appropriate to obtain as promptly as practicable all necessary approvals, authorizations and consents of any third party or Governmental Entity required to be obtained by the Company to consummate the transactions contemplated hereby, including any that are set forth on Sections
4.2 and 7.2 of the Company Disclosure Schedule ("Company Approvals"), and will cooperate with CompUSA in seeking to obtain all such approvals, authorizations and consents. The Company shall use all reasonable efforts to provide such information to such persons, bodies and authorities as such persons, bodies and authorities or CompUSA may reasonably request.

                  Section 6.10.  Expenses; Termination of Engagement Letter.

                  (a) Except as otherwise specifically provided herein, CompUSA, Sub and the Company shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of investment bankers, agents, representatives, counsel and accountants ("Transaction Expenses").

                  (b) The Company shall terminate its engagement letter with Wessels, Arnold & Henderson, L.L.C. on or before the Closing Date (without further liability to the Company, except for the payment of the fees payable to such firm upon consummation of the Merger or pursuant to the indemnification provisions therein, subject to the provisions of this Section 6.10).

                  Section 6.11.  Further Assurances.

                  (a) Each of CompUSA, Sub and the Company shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each of CompUSA, Sub and the Company shall use all reasonable efforts to cause all actions to effectuate the Closing for which such party is responsible under this Agreement to be taken as promptly as practicable, including using all reasonable efforts to obtain all necessary waivers, consents and approvals (including, but not limited to, filings under the H-S-R Act and with all applicable Governmental Entities) and to lift any injunction or other legal bar to the Merger (and, in each case, to proceed with the Merger as expeditiously as possible). Notwithstanding the foregoing, there shall be no action required to be taken and no action will be taken in order to consummate and make effective the transactions contemplated by this Agreement if such action, either alone or together with another action, would result in a

Company Material Adverse Effect or a CompUSA Material Adverse Effect.

                  (b) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of CompUSA, the Company and the Surviving Corporation shall take all such necessary action.

                  (c) Following the Effective Time, CompUSA shall use all reasonable efforts to conduct its business, and shall cause the Surviving Corporation to use all reasonable efforts to conduct its business, except as otherwise contemplated by this Agreement, in a manner which would not jeopardize the characterization of the Merger as a reorganization within the meaning of
Section 368(a) of the Code.

                  Section 6.12. Hart-Scott-Rodino. Each of the Company and CompUSA (i) has filed a "Notification and Report Form For Certain Mergers and Acquisitions" under the H-S-R Act with respect to the Merger, (ii) shall take all other actions as may be necessary, desirable or convenient to obtain the required approval under the H-S-R Act and (iii) will comply at the earliest practicable date with any request for additional information received by it from the FTC or Justice pursuant to the H-S-R Act.

                  Section 6.13. Execution of Employment Agreements. Each of the Named Executives shall execute and deliver an employment agreement as of the date hereof, in the forms attached hereto as Exhibit C (the "Employment Agreements"), which Employment Agreements shall become effective as of the Closing Date.

                  Section 6.14.  Compliance with Legal Requirements.

                  (a) Immediately after the Merger, the Company shall hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Merger.

                  (b) In the event that publication of CompUSA's financial results for its fiscal year ending June 29, 1996 do not include the financial results of the Surviving Corporation (including combined sales and net income) covering at least 30 days of post-merger operations, CompUSA agrees to publish (by press release or a Current Report on Form 8-K) such combined financial results within 45 days following the end of the first full fiscal month period following the 30th day after the Effective Time.

                  (c) As soon as reasonably practicable after the Effective Time, CompUSA shall file with the SEC a registration statement on Form S-8 with respect to each New CompUSA Stock Option.

                  Section 6.15. Indemnification of Company Officers and Directors. CompUSA agrees, for a period of six years following the Effective Time, not to amend the indemnification provisions set forth in the Certificate of Incorporation or By-laws of the Surviving Corporation in a manner that would adversely affect the rights of the Company's officers, directors and employees to indemnification thereunder and agrees to cause the Surviving Corporation to fulfill and honor such obligations to the maximum extent permitted by law; provided, however, that nothing in this Section 6.15 shall prevent CompUSA from effecting any merger, reorganization or consolidation of the Surviving Corporation, provided that, CompUSA agrees to satisfy any amounts that would have been payable by the Surviving Corporation (or any successor) and that were not otherwise paid pursuant to the indemnification provisions set forth in the Certificate of Incorporation or By-laws of the Surviving Corporation for a period commencing at the Effective Time and continuing six years thereafter.



                                  ARTICLE VII.

                    Conditions Precedent to the Obligation of
                      CompUSA and Sub to Effect the Merger
                      ------------------------------------

                  The obligation of CompUSA and Sub to effect the Merger shall be subject to the satisfaction on or prior to the Closing of the following conditions, any one or more of which may be waived by them, to the extent permitted by law:

                  Section 7.1. Representations and Covenants. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a "Company Material Adverse Effect" or otherwise includes a concept of materiality) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, (i) except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a "Company Material Adverse Effect" or otherwise includes a concept of materiality) as of such date or period, and
(ii) in the case of Section 4.11 only, except for such changes with respect thereto (x) which are contemplated by this Agreement, (y) which are attributable to the execution of this Agreement, or the announcement or contemplation of the transactions proposed herein or (z) which affect the computer or retail industries as a whole or result from any material economic downturn. The Company and the Company Stockholders who are parties to a Voting Agreement, dated the date hereof (the "Voting Agreement"), shall have performed and complied, respectively, in all material respects with all covenants and agreements required by this Agreement and the Voting Agreement to be performed or complied with by the Company or such Company Stockholders on or prior to the Closing Date. The Company shall have delivered to CompUSA and Sub certificates, dated the Closing Date, and signed by an Executive Officer of the Company to the foregoing effect.

                  Section 7.2. Required Consents . Each of the consents or approvals listed in Schedule 7.2 to the Company Disclosure Schedule to the transactions contemplated by this Agreement shall have been obtained without any material conditions or limitations.

                  Section 7.3. Company Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the Company's stockholders.

                  Section 7.4. Opinions of Counsel to the Company. CompUSA shall have received the opinion of Hale and Dorr, special counsel to the Company, dated the Closing Date, substantially in the form of Exhibit D.

                  Section 7.5. Litigation. No action, suit or proceeding shall have been instituted and be continuing or be threatened by any Governmental Entity to restrain, modify or prevent the carrying out of the transactions contemplated hereby; no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting CompUSA's conduct or operation of the business of the Company after the Merger shall have been issued; no action, suit or proceeding seeking any of the foregoing shall have been instituted by any third party that has or is reasonably likely to materially impair the Company's or CompUSA's ability to consummate the transactions contemplated hereby or have a Company Material Adverse Effect.

                  Section 7.6. Absence of Material Adverse Changes. There shall have been no material adverse change in the business, operations or financial condition of the Company, except for such changes with respect thereto (x) which are contemplated by this Agreement, (y) which are attributable to the execution of this Agreement, or the announcement or contemplation of the transactions proposed herein or (z) which affect the computer or retail industries as a whole or result from any material economic downturn.

                  Section 7.7. Receipt of Agreements. On the date hereof, CompUSA shall have received executed originals of the Employment Agreements from each of the Named Executives. At the Closing, CompUSA shall have received executed originals of (i) the Holdback Escrow Agreement among the Company, CompUSA, the Indemnification Representative, on behalf of the Company Stockholders, and the other parties thereto, and (ii) Investment Letters from each of the Company Stockholders that are signatories to the Voting Agreement.

                  Section 7.8. Accountant's Letter. CompUSA shall have received a letter from Ernst & Young LLP regarding the firm's concurrence with CompUSA management's conclusions as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement.

                  Section 7.9. Hart-Scott-Rodino. All applicable waiting periods with respect to any "Notification and Report Form For Certain Mergers and Acquisitions" required to be filed by CompUSA, the Company or the Company Stockholders in compliance with the H-S-R Act in connection with the transactions contemplated hereby shall have passed, or early termination of such waiting periods shall have been granted.

                  Section 7.10. Dissenting Shares. The number of shares of Company Common Stock and Company Preferred Stock for which (i) written demand for payment has been made pursuant to Section 262 of the Delaware Corporation Law, if the Merger shall be submitted to stockholders of the Company at a meeting, or (ii) held by holders who shall not have executed a written consent voting in favor of the Merger, if the stockholders of the Company approve the Merger by written consent, shall not exceed 2% in the aggregate, of the total number of shares of Company Common Stock and Company Preferred Stock outstanding immediately before the Effective Time.

                  Section 7.11. Closing Conditions. Documentation or other information shall have been received in a form reasonably satisfactory to CompUSA and Sub which evidences that the conditions set forth in this Article VII have been satisfied.

                  Section 7.12. Compliance with the Securities Act. CompUSA shall be reasonably satisfied that the issuance of the shares of CompUSA Common Stock in the Merger is exempt from the registration requirements of the Securities Act.

                  Section 7.13. Tax Opinion. CompUSA shall have received a favorable opinion of Willkie Farr & Gallagher, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that the Company, CompUSA and Sub will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

                  Section 7.14. Listing of Shares. The shares of CompUSA Common Stock issuable in the Merger shall have been approved for listing on the NYSE.

                                  ARTICLE VIII.

                  Conditions Precedent to the Obligation of the
                          Company to Effect the Merger
                          ----------------------------

                  The obligation of the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing of the following conditions, any one or more of which may be waived by the Company, to the extent permitted by law:

                  Section 8.1. Representations and Covenants. The representations and warranties of CompUSA and Sub contained in this Agreement shall be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a "CompUSA Material Adverse Effect" or that includes a concept of materiality) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, (i) except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a "CompUSA Material Adverse Effect" or that includes a concept of materiality) as of such date or period, and (ii) in the case of Section 5.10 only, except for such changes with respect thereto (x) which are contemplated by this Agreement, (y) which are attributable to the execution of this Agreement, or the announcement or contemplation of the transactions proposed herein or (z) which affect the computer or retail industries as a whole or result from any material economic downturn. CompUSA and Sub shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by CompUSA or Sub on or prior to the Closing Date. CompUSA and Sub shall have delivered to the Company certificates of an Executive Officer of CompUSA and Sub, dated the Closing Date, to the foregoing effect.

                  Section 8.2. Company Stockholder Approval. This Agreement and the transaction contemplated hereby shall have been approved and adopted by the requisite vote of the Company's stockholders.

                  Section 8.3. Absence of Material Adverse Changes. There shall have been no material adverse change in the business, operations or financial condition of CompUSA and its Subsidiaries, taken as a whole, except for such changes with respect thereto (x) which are contemplated by this Agreement or (y) which are attributable to the execution of this Agreement, or the announcement or contemplation of the transactions proposed herein or (z) which affect the computer or retail industries as a whole or result from any material economic downturn.

                  Section 8.4. Litigation. No action, suit or proceeding shall have been instituted and be continuing or be threatened by any Governmental Entity to restrain, modify or prevent the carrying out of the transactions contemplated hereby; no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting CompUSA's conduct or operation of the business of the Company after the Merger shall have been issued; no action, suit or proceeding seeking any of the foregoing shall have been instituted by any third party that has or is reasonably likely to materially impair the Company's or CompUSA's ability to consummate the transactions contemplated hereby or have a Company Material Adverse Effect.

                  Section 8.5. Hart-Scott-Rodino. All applicable waiting periods with respect to any "Notification and Report Form For Certain Mergers and Acquisitions" required to be filed by CompUSA, the Company or the Company Stockholders in compliance with the H-S-R Act in connection with the transactions contemplated hereby shall have passed, or early termination of such waiting periods shall have been granted.

                  Section 8.6. Opinion of Counsel to CompUSA. The Company Stockholders shall have received the opinion of Willkie Farr & Gallagher, counsel to CompUSA, dated the date of the Closing, substantially in the form of Exhibit E.

                  Section 8.7. Compliance with the Securities Act. The Company shall be reasonably satisfied that the issuance of the shares of CompUSA Common Stock in the Merger is exempt from the registration requirements of the Securities Act.

                  Section 8.8. Tax Opinion. The Company shall have received a favorable opinion of Hale and Dorr, counsel to the Company, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that the Company, CompUSA and Sub will each be a party to that reorganization within the meaning of
Section 368(b) of the Code.

                  Section 8.9. Accountant's Letter. The Company shall have received a letter from Price Waterhouse LLP indicating that Price Waterhouse LLP has performed certain specified procedures and nothing has come to such firm's attention which would cause it to believe that matters exist which would preclude CompUSA from accounting for the merger as a pooling of interests under Accounting Principles Board Opinion No. 16 without consideration of the Agreement and any actions contemplated thereby.

                  Section 8.10. Closing Conditions. Documentation or other information shall have been received in a form reasonably satisfactory to the Company which evidences that the conditions set forth in this Article VIII have been satisfied.

                  Section 8.11. Listing of Shares. The shares of CompUSA Common Stock issuable in the Merger shall have been approved for listing on the NYSE.

                                   ARTICLE IX.

                                     Closing
                                     -------

                  The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York, at 10:00 a.m. local time on the Closing Date or at such other time and place as the parties may mutually agree.

                                   ARTICLE X.

           Survival of Representations and Warranties; Indemnification
           -----------------------------------------------------------

                  Section 10.1. Survival of Representations and Warranties. Notwithstanding any right of CompUSA and Sub to investigate fully the affairs of the Company, or any right of the Company to investigate fully the accuracy of the representations and warranties of CompUSA and Sub, and notwithstanding any knowledge of facts determined or determinable by CompUSA, Sub or the Company, as the case may be, pursuant to such investigation or right of investigation, CompUSA, Sub and the Company, as the case may be, have the right to rely fully upon the representations, warranties, covenants and agreements of the Company, CompUSA and Sub, as the case may be, contained in this Agreement. The representations and warranties of CompUSA, Sub and the Company and the covenants to be performed by the Company prior to the Effective Time shall survive the execution and delivery hereof and the Closing hereunder for a period ending on the 180th day after the Effective Time, provided, however, that those representations and warranties of the Company that relate to items encountered during the audit of CompUSA's consolidated financial statements for the year ended June 29, 1996 shall only survive the execution and delivery hereof and the Closing hereunder until the earlier of (i) the 180th day after the Effective Time and (ii) the public issuance of CompUSA's audited consolidated financial statements for the year ended June 29, 1996.

                  Section 10.2.  Indemnification by Company Stockholders.

                  (a) If the closing of the Merger shall occur, then, subject to the provisions of this Section 10.2 and the Holdback Escrow Agreement, the Company Stockholders shall indemnify, defend and hold harmless CompUSA and Sub, and each other person, if any, who controls CompUSA and Sub within the meaning of the Securities Act, from and against all Damages in accordance with the terms of, subject to the limitations set forth in and as defined in, the Holdback Escrow Agreement.

                  (b) Each Company Stockholder, by virtue of the Merger and this Agreement, whether or not such holder voted in favor of the Merger, shall be bound by provisions of this Agreement and the Holdback Escrow Agreement.

                                   ARTICLE XI.

                            Termination of Agreement
                            ------------------------

                  Section 11.1. Termination. This Agreement may be terminated prior to the Closing as follows:

                  (i) by either CompUSA or the Company if the Merger shall not have been consummated on or before June 29, 1996;

                  (ii) by the Company if any of the conditions specified in
Article VIII have not been met or waived by the Company at such time as any such condition is no longer capable of satisfaction;

                  (iii) by CompUSA if any of the conditions specified in Article VII have not been met or waived by CompUSA at such time as any such condition is no longer capable of satisfaction;

                  (iv) by CompUSA if the Company or the Company Stockholders who are parties to the Voting Agreement shall have breached any of their respective obligations under Article VI of this Agreement or the Voting Agreement in any material respect and such breach continues for a period of ten days after the receipt of notice of the breach from CompUSA;

                  (v) by the Company if CompUSA or Sub shall have breached any of their respective obligations under Article VI of this Agreement in any material respect and such breach continues for a period of ten days after the receipt of notice of the breach from the Company; or

                  (vi) at any time on or prior to the Closing Date, by mutual written consent of CompUSA, Sub and the Company.

                  Section 11.2. Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and be of no further force and effect, except for the provisions of this Agreement relating to the obligations of parties under the last two sentences of Section 6.5 and Sections 6.10, 11.2 and 11.3. None of the parties hereto shall have any liability in respect to a termination of this Agreement prior to Closing, except to the extent that termination results from the intentional, willful or knowing violation of the representations, warranties, covenants or agreements of such party under this Agreement.

                  Section 11.3. Termination Fee. If within 60 days following the termination of this Agreement, the Company enters into a letter of intent or other agreement to effect one of the transactions described in Section 6.7 (but excluding any such transaction which is a private sale of equity interests in the Company (or securities convertible into or exchangeable for equity interests in the Company) representing, together with any other sales or series of sales in one or more related transactions, a sale of less than 50% of such equity interests outstanding following such sale), then upon the closing of such transaction, the Company shall pay CompUSA a fee of $5 million in cash.

                                  ARTICLE XII.

                                   Definitions
                                   -----------

                  Section 12.1. Definitions. The following terms when used in this Agreement shall have the following meanings:

                  "affiliate" (or "affiliates" as the context may require), with respect to any person, means any other person controlling, controlled by or under common control with such person.

                  "Agreement" has the meaning set forth in the preamble.

                  "Audited Financial Statements" has the meaning set forth in
Section 4.9.

                  "Business Day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in the State of New York are obligated by law or executive order to close.

                  "CERCLA" shall mean the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq, as amended.

                  "CERCLIS" has the meaning set forth in Section 4.30.

                  "Certificates" has the meaning set forth in Section 3.4(a).

                  "Closing" has the meaning set forth in Article IX.

                  "Closing Date" means (a) the third Business Day following the day on which the last of all conditions to the consummation of the transactions contemplated hereby (other than conditions which contemplate only delivery or filing of one or more documents contemporaneously with the Closing) have been satisfied or waived, or (b) such other date as the parties hereto agree in writing.

                  "Code" has the meaning set forth in the recitals.

                  "Company" has the meaning set forth in the preamble.

                  "Company Approvals" has the meaning set forth in Section 6.9.

                  "Company Common Stock" means the common stock of the Company, par value of $.01 per share.

                  "Company Disclosure Schedule" has the meaning set forth in the preamble to Article IV.

                  "Company Documents" has the meaning set forth in Section 4.1.

                  "Company Intellectual Property" has the meaning set forth in
Section 4.17.

                  "Company Material Adverse Effect" has the meaning set forth in
Section 4.3.

                  "Company Meeting" has the meaning set forth in Section 3.9.

                  "Company Preferred Stock" means, collectively, the Company Series A Preferred Stock, the Company Series B Preferred Stock and the Company Series C Preferred Stock.

                  "Company Series A Preferred Stock" means the Series A preferred stock of the Company, par value of $.10 per share.

                  "Company Series B Preferred Stock" means the Series B preferred stock of the Company, par value of $.10 per share.

                  "Company Series C Preferred Stock" means the Series C preferred stock of the Company, par value $.10 per share.

                  "Company Stock Options" means the options to purchase Company Common Stock issued under the Company's 1991 Stock Option Plan, as in effect on the date hereof.

                  "Company Stockholders" has the meaning set forth in Section 1.3(b).

                  "Company Warrants" means, collectively, the warrants to purchase up to 375,000 shares of Company Series A Preferred Stock and up to 250,000 shares of Company Series B Preferred Stock.

                  "CompUSA" has the meaning set forth in the preamble.

                  "CompUSA and Sub Approvals" has the meaning set forth in
Section 6.8.

                  "CompUSA Common Stock" means the common stock, par value $.01 per share, of CompUSA.

                  "CompUSA Disclosure Schedule" has the meaning set forth in the preamble to Article V.

                  "CompUSA Documents" has the meaning set forth in Section 5.1.

                  "CompUSA Financial Statements" has the meaning set forth in
Section 5.4(b).

                  "CompUSA Interim Financial Statements" has the meaning set forth in Section 5.4(b).

                  "CompUSA Market Price Per Share" means $37.125.

                  "CompUSA Material Adverse Effect" has the meaning set forth in Section 5.2.

                  "contracts and other agreements" mean all contracts, agreements, supply agreements, undertakings, indentures, notes, bonds, loans, instruments, leases, mortgages, commitments or other binding arrangements.

                  "Current Financial Statements" has the meaning set forth in Section 4.9.

                  "Delaware Corporation Law" has the meaning set forth in
Section 1.1.

                  "Dissenting Shares" has the meaning set forth in Section 3.2.

                  "Distribution" means any distribution of cash, securities or property on or in respect of the Company Common Stock, Company Preferred Stock or CompUSA Common Stock, as the case may be, whether as a dividend or otherwise.

                  "Effective Time" has the meaning set forth in Section 1.2.

                  "Employment Agreements" has the meaning set forth in
Section 6.13.

                  "Environmental Laws" means all federal, state, and local laws, ordinances, rules, regulations, codes, duties under the common law or orders, including, without limitation, any requirements imposed under any permits, licenses, judgments, decrees, agreements or recorded covenants, conditions, restrictions or easements, the purpose of which is to protect the environment, human health, safety or welfare, or which pertain to Hazardous Materials.

                  "Environmental Permits" shall mean all permits, licenses, approvals, authorizations, consents or registrations required under applicable Environmental Laws in connection with the ownership, use and/or operation by the Company of its properties.

                  "EPA" means the United States Environmental Protection Agency or any successor agency or department.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" has the meaning set forth in
Section 4.21(a).

                  "Escrow Claim Event" has the meaning set forth in
Section 3.3(a).

                  "Escrow Holdback Shares" has the meaning set forth in
Section 3.3(a).

                  "Excess Expenses" has the meaning set forth in Section 3.1(a)(i).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations and rulings issued thereunder.

                  "Exchange Agent" has the meaning set forth in Section 3.4(a).

                  "Exchange Ratio" has the meaning set forth in
Section 3.1(a)(1).

                  "Executive Officers" means, as to CompUSA and the Company, respectively, its chairman of the board, its president, any vice president (executive, senior or other), secretary, treasurer or chief financial officer, if any, or any other officer or employee having supervisory responsibility for a principal business function.

                  "Financial Statements" has the meaning set forth in
Section 4.9.

                  "FTC" means the Federal Trade Commission or any successor agency or department.

                  "Fully Diluted Company Shares" means the total number of shares of Company Common Stock, giving effect to the conversion into Company Common Stock of all shares of Company Preferred Stock, the exercise of all outstanding Company Warrants and the exercise of all outstanding Company Stock Options, whether or not exercisable at the Effective Time.

                  "GAAP" means generally accepted accounting principles in the United States of America from time to time in effect.

                  "Governmental Entities" means (a) any international, foreign, federal, state, county, local or municipal government or administrative agency or political subdivision thereof, (b) any governmental agency, authority, board, bureau, commission, department or instrumentality, (c) any court or administrative tribunal, (d) any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction, or (e) any arbitration tribunal or other non-governmental authority with applicable jurisdiction.

                  "Hazardous Materials" means any product, substance, chemical, material or waste, whose presence, nature, quantity and/or intensity of existence, use, manufacture, processing, treatment, storage, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Leased Real Property is either (A) potentially injurious to public health, safety, welfare, or the environment or to the Leased Real Property; (B) regulated or monitored by or subject to reporting to any Governmental Entity; or (C) a basis for potential liability to any Governmental Entity or a third party under any applicable statute or common law theory. Without limiting the foregoing, the term "Hazardous Materials," includes but is not limited to any material, waste or substance which is or contains (A) petroleum, including crude oil or any fraction thereof, natural gas, or synthetic gas usable for fuel or any mixture thereof, (B) asbestos, (C) polychlorinated biphenyls, (D) flammable explosives, (E) radioactive materials,
(F) medical waste, (G) "regulated waste" or "special waste" or similarly identified waste under any state law or regulation, (H) waste or residue from X-ray operations, (I) radon in excess of EPA recommended exposure limits or (J) paint containing concentrations of lead in excess of .06% or mercury in excess of 200 parts per million, and located within any portion of the Leased Real Property.

                    "Holdback Escrow Agent" has the meaning set forth in Section 3.3(a).

                    "Holdback Escrow Agreement" has the meaning set forth in
Section 3.3(a).

                  "H-S-R Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                   "Insurance Policies" has the meaning set forth in Section
4.23.

                    "Intellectual Property Rights" has the meaning set forth in
Section 4.17(a).

                  "Inventory" means (i) all products, goods, materials, work in progress and supplies owned by the Company and (ii) any and all rights to the warranties received from the Company's suppliers with respect to any of the foregoing and related claims, credits, rights of recovery and set-off with respect thereto.

                    "Investment Letter" has the meaning set forth in Section 3.10(b).

                    "IRS" means the Internal Revenue Service or any successor agency or department.

                    "Justice" means the Antitrust Division of the Department of Justice or any successor agency or department.

                    "Leased Real Property" has the meaning set forth in Section 4.16(a).

                  "Leases" has the meaning set forth in Section 4.16(a).

                  "Liabilities" has the meaning set forth in Section 4.10.

                  "lien or other encumbrance" (or "liens or other encumbrances" or "liens or other encumbrance" or "lien or other encumbrances" as the context may require or any similar formulation) means any lien, claim, pledge, mortgage, assessment, security interest, charge, option, right of first refusal, easement, servitude, adverse claim, transfer restriction under any stockholder or similar agreement or other encumbrance of any kind.

                  "Merger" has the meaning set forth in the recitals.

                    "Multiemployer Plan" has the meaning set forth in Section 4.21(b).

                    "Named Executive" means each of Gordon B. Hoffstein, Jack Littman-Quinn, William C. Brown, Stephen Joseph and Joseph Lorenc.

                    "New CompUSA Stock Option" has the meaning set forth in
Section 3.7.

                  "NYSE" means the New York Stock Exchange.

                    "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency or department.

                  "Permits" (or "Permit" as the context may require) mean all licenses, permits, certificates, certificates of occupancy, orders, approvals, registrations, authorizations, inspections, qualifications and filings with and under all federal, state, local or foreign laws and Governmental Entities.

                  "person" (or "persons" as the context may require) means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Entity or other entity.

                    "Plan" or "Plans" has the meaning set forth in Section 4.21(a).

                  "property" (or "properties" as the context may require) means real, personal or mixed property, tangible or intangible.

                  "Receiving Party" has the meaning set forth in Section 13.1.

                  "Releasing Party" has the meaning set forth in Section 13.1.

                  "Remedial Action" shall mean any action required to (1) clean up, remove or treat Hazardous Materials; (2) prevent a release or threat of release of any Hazardous Material; (3) perform pre-remedial studies, investigations or post-remedial monitoring and care; (4) cure a violation of Environmental Law or (5) take corrective action under sections 3004(u), 3004(v) or 3008(h) of the Resource Conservation Recovery Act, 42 U.S.C. (beta)(beta) 6901 et seq. or analogous state law.

                    "SEC" means the Securities and Exchange Commission or any successor agency or department.

                  "SEC Documents" has the meaning set forth in Section 5.4.

                  "Securities Act" means the Securities Act of 1933, as amended, and the regulations and rulings issued thereunder.

                    "Share Consideration" has the meaning set forth in Section 3.4(a).

                  "Sub" has the meaning set forth in the preamble hereof.

                  "Subsidiaries" (or "Subsidiary" as the context may require), means each entity as to which a person, directly or indirectly, owns or has the power to vote, or to exercise a controlling influence with respect to, 50% or more of the securities of any class of such entity, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such entity.

                    "Surviving Corporation" has the meaning set forth in Section 1.1.

                  "Taxes" (or "Tax" as the context may require) means all federal, state, county, local, foreign and other taxes (including, without limitation, income, intangibles, premium, excise, sales, use, gross receipts, franchise, ad valorem, severance, capital levy, transfer, employment and payroll-related, and property taxes, import duties and other governmental charges and assessments), and includes interest, additions to tax and penalties with respect thereto.

                    "Transaction Expenses" has the meaning set forth in Section 6.10.

                  "Voting Agreement" has the meaning set forth in Section 7.1.



                                  ARTICLE XIII.

                                  Miscellaneous
                                  -------------

                  Section 13.1. Publicity. So long as this Agreement is in effect, except as may otherwise be required by law or stock exchange regulations, prior to making a press release that any party (a "Releasing Party") may conclude is required pursuant to any law or stock exchange regulation, the Releasing Party will, to the extent possible, provide the other party (the "Receiving Party") with a draft of such press release. If the Receiving Party disagrees with any statement made by the Releasing Party in the press release, as issued, the Receiving Party shall be entitled to issue its own press release regarding the matters covered in the press released issued by the Releasing Party.

                  Section 13.2. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered, express mail or nationally recognized courier service, postage prepaid. Any such notice shall be deemed given when so delivered personally or successfully telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails, as follows:

                    (i)    if to CompUSA or Sub to:

                           CompUSA Inc.
                           14951 North Dallas Parkway
                           Dallas, Texas 75240
                           Attention:  General Counsel
                           Telecopy No.: (214) 982-4183


                           with a concurrent copy to:

                           Willkie Farr & Gallagher
                           One Citicorp Center
                           153 East 53rd Street

                           New York, New York  10022
                           Attention:  Thomas M. Cerabino, Esq.
                           Telecopy No.: (212) 821-8111


                (ii)       if to the Company to:

                           PCs Compleat, Inc.
                           34 Saint Martin Drive
                           Marlborough, Massachusetts 01752
                           Attention:  Gordon B. Hoffstein
                           Telecopy No.:(508) 485-8371

                           with, prior to the Closing, a concurrent copy to:

                           Hale and Dorr
                           60 State Street
                           Boston, Massachusetts 02109
                           Attention:  Jay E. Bothwick, Esq.
                           Telecopy No.:  (617) 526-5000

                  Any party may by notice given in accordance with this Section
13.2 to the other parties designate another address or person for receipt of notices hereunder.

                  Section 13.3. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the agreements contemplated hereby contain the entire agreement among the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral, with respect thereto, including, without limitation, the letter agreement dated April 16, 1996 between the Company and CompUSA. Notwithstanding the execution of this Agreement, the confidentiality letters dated January 11, 1996 and March 29, 1996 by and between CompUSA and the Company, as the same may be amended, modified or supplemented from time to time, are intended to remain in full force and effect.

                  Section 13.4. Waivers and Amendments; Non Contractual Remedies; Preservation of Remedies; Liability. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and, except as provided (i) in Section 11.2 and (ii) if the Closing occurs, in Section 10.2(a) and the Holdback Escrow Agreement, are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach. The limitations on claims set forth in this Section
13.4 and elsewhere in this Agreement (including Article X) and in the Holdback Escrow Agreement shall not apply in the case of fraud on the part of the Company.

                  Section 13.5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                  Section 13.6. Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and heirs and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by any party without the prior written consent of the other party hereto.

                  Section 13.7. Third Party Beneficiaries. Except for Sections 3.7, 6.14(b) and (c) and 6.15 and Annex I, nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  Section 13.8. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                  Section 13.9. Exhibits, Schedules and Annexes. The Exhibits, Schedules and Annexes are a part of this Agreement as if fully set forth herein. All references herein to Articles, Sections, subsections, clauses, Exhibits, Annexes and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

                  Section 13.10. Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

                  Section 13.11. Submission to Jurisdiction; Venue. Any action or proceeding against any party hereto with respect to this Agreement shall be brought in the courts of the State of Delaware or of the United States for the District of Delaware, and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto irrevocably consents to the service of process at any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth in Section 13.2, such service to become effective thirty days after such mailing. Nothing herein shall affect the right of any party hereto to serve process on any other party hereto in any other manner permitted by law. Each party hereto irrevocably waives any objection which it may now have or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  Section 13.12. Severability. If any court of competent jurisdiction determines that any provision of this Agreement is not enforceable in accordance with its terms, then such provision shall be deemed to be modified so as to apply such provision, as modified, to the protection of the legitimate interests of the parties hereto to the fullest extent legally permissible and shall not affect the validity or enforceability of the remaining provisions of this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                            COMPUSA INC.



                                            By: /s/ James F. Halpin
                                                -----------------------------
                                                   Name:  James F. Halpin
                                                   Title: President and Chief
                                                          Executive Officer

                                            SNOWSTORM MERGER CORP.



                                            By: /s/ Mark R. Walker
                                                -----------------------------
                                                   Name:  Mark R. Walker
                                                   Title: Secretary and Vice
                                                          President

                                            PCs COMPLEAT, INC.



                                            By: /s/ Gordon B. Hoffstein
                                                -----------------------------
                                                   Name:  Gordon B. Hoffstein
                                                   Title: Chairman of the
                                                          Board of Directors
                                                          and CEO